UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.      )

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☐	Soliciting Material Pursuant to §240.14a-12

FISERV, INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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255 Fiserv Drive

Brookfield, Wisconsin 53045

April 8, 2009

To Our Shareholders:

You are cordially invited to attend the annual meeting of shareholders of Fiserv, Inc., to be held at our corporate offices at 10:00 a.m. local time on Wednesday, May 20, 2009. Information about the meeting and the matters on which shareholders will act is set forth in the accompanying Notice of Meeting and Proxy Statement. Following action on these matters, management will present a report on our activities. At the meeting, we will welcome your comments on or inquiries about our business that would be of interest to shareholders generally. At your earliest convenience, please review the information on the business to come before the meeting.

It is very important that you be represented at the annual meeting regardless of the number of shares you own or whether you are able to attend the annual meeting in person. Whether or not you plan to attend the meeting, please vote as soon as possible. You can vote your shares by marking your vote on your proxy card, signing and dating it, and returning it promptly in the enclosed envelope, which requires no postage if mailed in the United States. You may also vote your shares by using the Internet or a toll free telephone number. Instructions for these convenient voting methods are set forth on your proxy card. Voting by proxy will not prevent you from voting in person, and will ensure that your vote is counted if you are unable to attend.

Thank you for your prompt attention to this matter.

Sincerely,

Jeffery W. Yabuki

President and Chief Executive Officer

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD MAY 20, 2009

To the Shareholders of Fiserv, Inc.:

The annual meeting of shareholders of Fiserv, Inc. will be held at our corporate offices at 255 Fiserv Drive, Brookfield, Wisconsin 53045, on Wednesday, May 20, 2009, at 10:00 a.m. local time for the following purposes, which are set forth more completely in the accompanying proxy statement:

1.	To elect three directors to serve for a three-year term expiring in 2012 and until their successors are elected and qualified.

2.	To approve the Amended and Restated Fiserv, Inc. Employee Stock Purchase Plan.

3.	To ratify the selection of Deloitte & Touche LLP as our independent registered public accounting firm for 2009.

4.	To transact such other business as may properly come before the annual meeting or any adjournments or postponements thereof.

The board of directors has fixed the close of business on March 27, 2009 as the record date for determining shareholders entitled to notice of and to vote at the annual meeting and at any adjournments or postponements thereof.

In the event there are not sufficient votes for a quorum or to approve any of the foregoing proposals at the time of the annual meeting, the annual meeting may be adjourned or postponed in order to permit our further solicitation of proxies.

By order of the board of directors,

Charles W. Sprague

Secretary

April 8, 2009

Important notice regarding the availability of proxy materials for the shareholder meeting to be held on May 20, 2009: The proxy statement and annual report to security holders are available at

http://www.proxyvote.com.

Your vote is important. Our proxy statement is included with this notice. To vote your shares, please mark, sign, date and return your proxy card or vote by Internet or telephone as soon as possible. A return envelope is enclosed for your convenience if you vote by mail.

PROXY STATEMENT

Annual Meeting

This proxy statement is furnished in connection with the solicitation on behalf of the board of directors of Fiserv, Inc., a Wisconsin corporation, of proxies for use at our annual meeting of shareholders to be held on Wednesday, May 20, 2009 at 10:00 a.m. local time, or at any adjournment or postponement of the meeting. At the meeting, we will vote on the matters described in this proxy statement and in the accompanying notice. The annual meeting will be held at our corporate offices at 255 Fiserv Drive, Brookfield, Wisconsin 53045. We intend to mail this proxy statement and accompanying proxy card on or about April 8, 2009 to all shareholders entitled to vote at the annual meeting.

Purposes of Annual Meeting

The annual meeting has been called for the purposes of: electing three directors to serve for a three-year term expiring in 2012; approving the Amended and Restated Fiserv, Inc. Employee Stock Purchase Plan; ratifying the selection of Deloitte & Touche LLP as our independent registered public accounting firm for 2009; and transacting such other business as may properly come before the annual meeting or any adjournments or postponements thereof.

Solicitation of Proxies

We will pay the cost of soliciting proxies on behalf of the board of directors. In addition to the use of the mail, our directors, officers and other employees may solicit proxies by personal interview, telephone or electronic communication. None of them will receive any special compensation for these efforts. We have retained the services of Georgeson Inc. (“Georgeson”) to assist us to solicit proxies. Georgeson may solicit proxies by personal interview, mail, telephone or electronic communications. We expect to pay Georgeson its customary fee, approximately $10,000, plus reasonable out-of-pocket expenses incurred in the process of soliciting proxies. We also have made arrangements with brokerage firms, banks, nominees and other fiduciaries to forward proxy materials to beneficial owners of shares. We will reimburse such record holders for the reasonable out-of-pocket expenses incurred by them in connection with forwarding proxy materials.

Proxies

You should complete and return the accompanying form of proxy regardless of whether you attend the annual meeting in person. You may revoke your proxy at any time before it is exercised by: giving our corporate Secretary written notice of revocation; giving our corporate Secretary a properly executed proxy of a later date; or attending the annual meeting and voting in person; provided that, if your shares are held of record by a broker, bank or other nominee, you must obtain a proxy issued in your name from the record holder. Written notices of revocation and other communications with respect to the revocation of proxies should be addressed to Charles W. Sprague, Executive Vice President, General Counsel, Secretary and Chief Administrative Officer, Fiserv, Inc., 255 Fiserv Drive, Brookfield, Wisconsin 53045.

The persons named as proxies in the accompanying proxy card have been selected by the board of directors and will vote shares represented by valid proxies. All shares represented by valid proxies received and not revoked before they are exercised will be voted in the manner specified in the proxies. If nothing is specified, the proxies will be voted in favor of the proposals and each of the board’s nominees for director. Our board of directors is unaware of any other matters that may be presented for action at our annual meeting. If other matters do properly come before the annual meeting or any adjournments or postponements thereof, it is intended that shares represented by proxies will be voted in the discretion of the proxy holders. Proxies solicited hereby will be returned to the board of directors and will be tabulated by an inspector of election, who will not be an employee or director of Fiserv, Inc., designated by the board of directors.

Record Date and Required Vote

The board of directors has fixed the close of business on March 27, 2009 as the record date for determining shareholders entitled to notice of and to vote at the annual meeting. On the record date, there were 155,412,884 shares of common stock outstanding and entitled to vote, and we had no other classes of securities outstanding. All of these shares are to be voted as a single class, and each holder is entitled to one vote for each share held of record on all matters submitted to a vote of shareholders. The presence, in person or by proxy, of at least a majority of the outstanding shares of common stock entitled to vote at the annual meeting will constitute a quorum for the transaction of business. Shares that abstain from voting or that are subject to a broker non-vote will be counted as present for the purpose of determining the presence or absence of a quorum for the transaction of business. In the event there are not sufficient votes for a quorum or to approve any proposal at the time of the annual meeting, the annual meeting may be adjourned or postponed in order to permit the further solicitation of proxies.

Directors will be elected by a majority of votes cast at the annual meeting. A description of the majority voting provisions in our by-laws appears below under the heading “Election of Directors – Majority Voting.” For Proposal 2 and Proposal 3 to be approved, the affirmative vote of a majority of the votes cast in person or by proxy at the meeting is required. For each of these proposals, abstentions and broker non-votes will be entirely excluded from the vote and will have no effect on its outcome.

Voting

Shareholders can appoint a proxy by: marking their vote on their proxy card, signing and dating it, and returning it promptly in the enclosed envelope, which requires no postage if mailed in the United States; calling a toll-free number in accordance with the instructions on their proxy card; or using the Internet in accordance with the instructions on their proxy card.

Shareholders who hold shares through a bank, broker or other record holder may vote by the methods that their bank or broker makes available, in which case the bank or broker will include instructions with this proxy statement. Shareholders voting via the Internet or by telephone will bear any costs associated with electronic or telephone access, such as usage charges from Internet access providers and telephone companies.

An individual who has a beneficial interest in shares of our common stock allocated to his or her account under the Fiserv, Inc. 401(k) savings plan may vote the shares of common stock allocated to his or her account. We will provide instructions to participants regarding how to vote his or her allocated shares. If no direction is provided, the trustee of the Fiserv, Inc. 401(k) savings plan will vote the shares in the same manner and in the same proportion as the shares for which voting instructions are received from other participants, except that the trustee, in the exercise of its fiduciary duties, may determine that it must vote the shares in some other manner.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information with respect to the beneficial ownership of our common stock as of February 27, 2009 by:

•	each current director and director nominee;

•	each executive officer appearing in the Summary Compensation Table;

•	all directors and executive officers as a group; and

•

any person who is known by us to beneficially own more than 5% of the outstanding shares of our common stock based on our review of the reports regarding ownership filed with the Securities and Exchange Commission in accordance with Sections 13(d) and 13(g) of the Securities Exchange Act of 1934 (the “Exchange Act”).

Name(1)	Number of Shares of Common Stock Beneficially Owned(2)(3)(4)(5)(6)		Percent of Class(7)
T. Rowe Price Associates, Inc. 100 E. Pratt Street Baltimore, MD 21202	11,968,667	(8)	7.7%
Jeffery W. Yabuki	513,555		*
Rahul Gupta	26,861		*
Thomas J. Hirsch	61,346		*
Peter J. Kight	116,512		*
Thomas W. Warsop III	26,595		*
Donald F. Dillon	3,647,121		2.3%
Daniel P. Kearney	55,205		*
Gerald J. Levy	180,678		*
Denis J. O’Leary	7,417		*
Glenn M. Renwick	29,392		*
Kim M. Robak	22,361		*
Doyle R. Simons	2,646		*
Thomas C. Wertheimer	25,284		*
All directors and executive officers as a group (15 people)	5,108,511		3.2%

*	Less than 1%.

(1)	Unless otherwise indicated, the address for each beneficial owner is care of Fiserv, Inc., 255 Fiserv Drive, Brookfield, WI 53045.

(2)	All information with respect to beneficial ownership is based upon filings made by the respective beneficial owners with the Securities and Exchange Commission or information provided to us by such beneficial owners. Except as indicated in the footnotes to this table, the persons named in the table have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them, subject to community property laws.

(3)	Includes stock options, which, as of February 27, 2009, were exercisable currently or within 60 days: Mr. Yabuki – 418,393; Mr. Hirsch – 49,064; Mr. Gupta – 16,582; Mr. Kight – 67,205; Mr. Warsop – 9,612; Mr. Dillon – 695,295; Mr. Kearney – 49,558; Mr. Levy – 60,280; Mr. O’Leary – 1,265; Mr. Renwick – 22,848; Ms. Robak – 18,146; Mr. Simons – 421; Mr. Wertheimer – 21,312; and all directors and executive officers as a group – 1,558,819.

(4)	Includes shares of restricted stock subject to vesting: Mr. Yabuki – 16,586; Mr. Hirsch –9,288; Mr. Gupta – 9,306; Mr. Warsop – 15,000; Mr. Dillon – 1,777; Mr. Kearney – 1,777; Mr. Levy – 1,732; Mr. Renwick – 1,777; Ms. Robak – 1,777; Mr. Simons – 500; Mr. Wertheimer – 1,777; and all directors and executive officers as a group – 94,570. The holders of the restricted stock have sole voting power, but no dispositive power, with respect to such shares.

(5)	Includes shares deferred pursuant to vested restricted stock units and shares eligible for issuance pursuant to the non-employee director deferred compensation plan for the following directors: Mr. Kearney – 1,875; Mr. O’Leary – 2,152; Mr. Renwick – 1,772; Ms. Robak – 443; and Mr. Simons – 1,600.

(6)	Mr. Dillon is a trustee of the Dillon Foundation which holds 218,750 shares of our common stock. Mr. Yabuki is a trustee of the Yabuki Family Foundation which holds 1,000 shares of our common stock. As a trustee, Mr. Dillon or Mr. Yabuki, as applicable, has voting and investment power over the shares held by the foundation. These shares are, accordingly, included in their respective reported beneficial ownership.

(7)	On February 27, 2009, there were 155,899,177 shares of common stock outstanding. Percentages are calculated pursuant to Rule 13d-3(d) under the Exchange Act. Shares not outstanding that are subject to options exercisable by the holder thereof within 60 days, shares deferred pursuant to vested restricted stock units and shares eligible for issuance pursuant to the non-employee director deferred compensation plan are deemed outstanding for the purposes of calculating the number and percentage owned by such shareholder, but not deemed outstanding for the purpose of calculating the percentage of any other person.

(8)	Based on a Schedule 13G filed by T. Rowe Price Associates, Inc. (“Price Associates”) on February 10, 2009. These securities are owned by various individual and institutional investors for which Price Associates serves as investment adviser with power to direct investments and/or sole power to vote the securities. According to the Schedule 13G, Price Associates exercises sole voting power over 2,984,187 of the securities and sole dispositive power over 11,968,667 of the securities. For purposes of the reporting requirements of the Securities Exchange Act of 1934, Price Associates is deemed to be a beneficial owner of such securities; however, Price Associates expressly disclaims that it is, in fact, the beneficial owner of such securities.

MATTERS TO BE VOTED ON AT THE ANNUAL MEETING

PROPOSAL 1

ELECTION OF DIRECTORS

Our Board of Directors

Our articles of incorporation provide for a board of directors that is divided into three classes. The terms for each class are three years, staggered over time. There are no family relationships among any of our directors or executive officers, and no nominee for director has been nominated pursuant to any agreement or understanding between us and any person.

All of the nominees for election as director at the annual meeting are incumbent directors. These nominees have consented to serve as a director if elected and management has no reason to believe that any nominee will be unable to serve. Unless otherwise specified, the shares of common stock represented by the proxies solicited hereby will be voted in favor of the nominees proposed by the board of directors. In the event that any director nominee becomes unavailable for re-election as a result of an unexpected occurrence, shares will be voted for the election of such substitute nominee, if any, as the board of directors may propose.

The affirmative vote of a majority of votes cast is required for the election of directors. A description of the majority voting provisions in our by-laws appears below under the heading “– Majority Voting.”

Nominees for Election

Each person listed below is nominated for election to serve as a director until the annual meeting of shareholders in the year in which his term expires, and until his successor is elected and qualified. The board of directors recommends that you vote FOR its nominees for director.

Three-year terms expiring in 2012

Daniel P. Kearney (age 69) has been a director since 1999. Mr. Kearney is a financial consultant and served as Chief Investment Officer of Aetna, Inc. from 1991 to 1998. In 1995, he assumed the additional responsibility of President of Aetna’s annuity, pension and life insurance division and retired in 1998. Prior to joining Aetna, Mr. Kearney was President and Chief Executive Officer of the Resolution Trust Corporation Oversight Board. Before that, he was a principal at Aldrich, Eastman and Waltch, Inc., a Boston-based pension fund advisor. From 1977 to 1988, Mr. Kearney was with Salomon Brothers, Inc. as Managing Director of its Real Estate Financing Department and a founder of its Mortgage Securities Department, and from 1976 to 1977 he was Associate Director of the United States Office of Management and Budget. He served as President of the Government National Mortgage Association (Ginnie Mae) from 1974 to 1976, Deputy Assistant Secretary of the Department of Housing and Urban Development from 1973 to 1974, and as Executive Director of the Illinois Housing Development Authority from 1969 to 1973. Previously, he was in private law practice in Chicago, Illinois. Mr. Kearney has over 30 years of experience in the banking, insurance and legal industries. Mr. Kearney also serves as a director of MGIC Investment Corporation, a publicly traded mortgage insurance company, and MBIA, Inc., a publicly traded financial guarantor. Principal Occupation: Financial Consultant.

Peter J. Kight (age 52) has been a director and Vice Chairman since 2007. Mr. Kight is the founder of CheckFree Corporation, which was acquired by Fiserv in 2007, and served as its Chairman and Chief Executive Officer from 1981 to 2007. Mr. Kight joined Fiserv’s board of directors in connection with the acquisition of CheckFree. Mr. Kight also serves as a director of Akamai Technologies, Inc., a publicly traded company that distributes computing solutions and services, and Manhattan Associates, Inc., a publicly traded company that provides supply chain planning and execution solutions. Principal Occupation: Vice Chairman of Fiserv, Inc.

Jeffery W. Yabuki (age 49) has been a director and our President and Chief Executive Officer since 2005. Before joining Fiserv, Mr. Yabuki served as Executive Vice President and Chief Operating Officer for H&R Block, Inc., a financial services firm, from 2002 to 2005. From 2001 to 2002, he served as Executive Vice President of H&R Block and from 1999 to 2001, he served as the President of H&R Block International. From 1987 to 1999, Mr. Yabuki held various executive positions with American Express Company, a financial services firm, including President and Chief Executive Officer of American Express Tax and Business Services, Inc. Principal Occupation: President and Chief Executive Officer of Fiserv, Inc.

Continuing Directors

Continuing terms expiring in 2010

Kim M. Robak (age 53) has been a director since 2003. Ms. Robak is a partner at Ruth, Mueller & Robak, LLC. Previously, Ms. Robak was Vice President for External Affairs and Corporation Secretary at the University of Nebraska from 1999 to 2004. Ms. Robak served the State of Nebraska as Lieutenant Governor from 1993 to 1999, as Chief of Staff from 1992 to 1993, and as Legal Counsel from 1991 to 1992. During her tenure in state government, she chaired the Governor’s Information Resources Cabinet and led the Information Technology Commission of Nebraska. She also serves as a director of: FBL Financial Group, Inc., a provider of life insurance, annuities, and mutual funds to individuals and small businesses; First Ameritas Life Insurance Corporation of New York, a life insurance company; and Union Bank & Trust Company, a financial institution. Principal Occupation: Partner at Ruth, Mueller & Robak, LLC.

Thomas C. Wertheimer (age 68) has been a director since 2003. Mr. Wertheimer is a Certified Public Accountant and a retired Senior Audit Partner of PricewaterhouseCoopers (“PwC”). He served as lead audit partner for a number of key multinational and national clients of PwC, including publicly held automotive manufacturing, financial services and retail companies. He also held technical accounting and audit quality positions including Director of Accounting, Auditing and SEC for the Midwest Region of Coopers & Lybrand. Mr. Wertheimer served on the Board of Partners at Coopers & Lybrand from 1995 until its merger with Price Waterhouse in 1998. From 2003 to 2007, he was a consultant to the Public Company Accounting Oversight Board, assisting in designing and executing its program of inspection of registered accounting firms. Mr. Wertheimer currently serves as a director of Vishay Intertechnology, Inc., a publicly traded electronic component manufacturer, and Xinyuan Real Estate Co., Ltd., a publicly traded residential real estate developer in China. Principal Occupation: Financial Consultant.

Doyle R. Simons (age 45) has been a director since 2007. Mr. Simons is the Chairman and Chief Executive Officer of Temple-Inland, Inc. From 2005 to 2007, he was Executive Vice President of Temple-Inland, Inc.; from 2003 to 2005, he served as its Chief Administrative Officer; from 2000 to 2003, he was Vice President – Administration. Principal Occupation: Chairman and Chief Executive Officer of Temple-Inland, Inc.

Continuing terms expiring in 2011

Donald F. Dillon (age 69) has been Chairman of the board of directors since 2000. Mr. Dillon served as Vice Chairman of the board of directors from 1995 to 2000. In 1976, Mr. Dillon and an associate founded Information Technology, Inc. (“ITI”), a provider of banking software and services. ITI was acquired by Fiserv in 1995, and, since then, Mr. Dillon has continued in his post as Chairman of ITI. From 1966 to 1976, Mr. Dillon was with the National Bank of Commerce, Lincoln, Nebraska and served as Senior Vice President – Information Management Division. Mr. Dillon has over 40 years of experience in the financial and data processing industries. He also serves as a member of the Board of Trustees for the University of Nebraska and a member of the University of Nebraska’s Directors Club. Principal Occupation: Chairman of the Board of Directors of Fiserv, Inc.

Gerald J. Levy (age 77) has been a director since 1986 and is known nationally for his involvement in various financial industry organizations. Mr. Levy is a past Director and Chairman of the United States League of Savings Institutions, and served as Chairman of its Government Affairs Policy Committee. Since 1959, Mr. Levy has served Guaranty Bank, Milwaukee, Wisconsin, in various capacities, including as Chairman since 2002 and Chief Executive Officer from 1973 to 2002. He also serves as a director of Guaranty Bank and Guaranty Financial M.H.C., the holding company of Guaranty Bank. Principal Occupation: Chairman of Guaranty Bank.

Denis J. O’Leary (age 52) has been a director since 2008. Mr. O’Leary is a consultant in the enterprise technology, financial services, and consumer payments industries both directly, and, since 2006, as a senior advisor to The Boston Consulting Group. He is also a private investor primarily focusing on private, early stage companies. Through early 2003, he spent 25 years at J.P. Morgan Chase & Company and its predecessors in various capacities, including Director of Finance, Chief Information Officer, Head of Retail Branch Banking, Managing Executive of Chase.com/Lab Morgan, and, from 1994 to 2003, Executive Vice President. Since 2003, Mr. O’Leary has served on the board of directors of McAfee, Inc., a publicly traded supplier of computer security solutions. Principal Occupation: Consultant.

Glenn M. Renwick (age 53) has been a director since 2001. Mr. Renwick is President and Chief Executive Officer of The Progressive Corporation. Before being named Chief Executive Officer in 2001, Mr. Renwick served as Chief Executive Officer – Insurance Operations and Business Technology Process Leader from 1998 through 2000. Prior to that, he led Progressive’s consumer marketing group and served as president of various divisions within Progressive. Mr. Renwick joined Progressive in 1986 as Auto Product Manager for Florida. He is also a director of The Progressive Corporation, a publicly traded property and casualty insurance company, and UnitedHealth Group Incorporated, a publicly traded health care insurance company. Principal Occupation: President and Chief Executive Officer of The Progressive Corporation.

Majority Voting

Our by-laws provide that each director will be elected by the majority of the votes cast with respect to that director’s election at any meeting of shareholders for the election of directors, other than a contested election. A majority of the votes cast means that the number of votes cast “for” a director’s election exceeds the number of votes cast “withheld” with respect to that director’s election. In a contested election, each director will be elected by a plurality of the votes cast with respect to that director’s election. Once our chairman of the board determines that a contested election exists in accordance with our by- laws, the plurality vote standard will apply at a meeting at which a quorum is present regardless of whether a contested election continues to exist as of the date of such meeting.

Our by-laws further provide that, in an uncontested election of directors, any nominee for director who is already serving as a director and receives a greater number of votes “withheld” from his or her election than votes “for” his or her election (a “Majority Against Vote”) will promptly tender his or her resignation. The nominating and corporate governance committee of the board of directors will then promptly consider the resignation submitted by a director receiving a Majority Against Vote, and the committee will recommend to the board whether to accept the tendered resignation or reject it.

The board of directors will act on the committee’s recommendation no later than 90 days following the date of the meeting during which the Majority Against Vote occurred. In considering the committee’s recommendation, the board will consider the factors considered by the committee and such additional information and factors the board believes are relevant. Following the board’s decision, we will promptly file a Form 8-K with the Securities and Exchange Commission that sets forth the board’s decision whether to accept the resignation as tendered, including a full explanation of the process by which the decision was reached and, if applicable, the reasons for rejecting the tendered resignation. Any director who tenders a resignation pursuant to this provision will not participate in the committee recommendation or the board consideration regarding whether to accept the tendered resignation. Our by-laws set forth the procedure for acting if a majority of the members of the committee receive Majority Against Votes at the same election.

PROPOSAL 2

APPROVAL OF THE

AMENDED AND RESTATED FISERV, INC. EMPLOYEE STOCK PURCHASE PLAN

Background

We adopted the Fiserv, Inc. Employee Stock Purchase Plan (the “ESPP”) effective January 1, 2000 to allow eligible employees and those of our designated participating subsidiaries to purchase shares of our common stock at a discount. The ESPP is subject to the requirements of Section 423 of the Internal Revenue Code of 1986, as amended (the “Code”). As required by the Code and the terms of the ESPP, the ESPP will expire on January 1, 2010. We propose that you approve the ESPP, as amended and restated effective January 1, 2010 (the “Amended ESPP”). The following is a summary of the principal features of the Amended ESPP. The summary is qualified in its entirety by the terms of the Amended ESPP, a copy of which is attached hereto as Appendix A and incorporated by reference herein.

Purpose of the Amended ESPP

The purpose of the Amended ESPP is to allow employees to continue to have the opportunity to purchase shares of our common stock on favorable terms and thereby acquire and enlarge their stake in our growth and earnings.

Shares Subject to the ESPP and Eligibility

Under the Amended ESPP, a total of 1,200,000 shares of our common stock are initially available for purchase by participants effective January 1, 2010. The Amended ESPP also provides for an annual increase in shares available for purchase by participants on the first day of each of our fiscal years, beginning in 2011, equal to the least of: (i) 1,000,000 shares; (ii) 1% of the shares of our common stock outstanding on such date; or (iii) a lesser amount determined by our board of directors. The share limits are subject to appropriate adjustments to reflect stock splits and other changes in our capitalization.

Our employees and the employees of our designated subsidiaries who normally work at least five months per year are eligible to participate in the Amended ESPP.

Participants may elect to have up to 10% of their gross compensation deducted from their pay. The amounts withheld from payroll may be used by us for any corporate purpose, are not segregated and do not earn interest. On the last business day of each calendar quarter, or such other date as may be specified by our compensation committee, the amounts withheld from an employee’s compensation are used to purchase shares of our common stock at a price equal to 85% of its then current fair market value. No employee may purchase more than $25,000 in market value of our common stock (determined on the respective purchase dates) during any calendar year. Furthermore, no employee may purchase common stock under the Amended ESPP if, after the purchase, he or she would own, or would hold options to purchase, 5% or more of the total outstanding shares of our common stock.

Administration, Duration and Amendment of the ESPP

The Amended ESPP is administered by our board of directors, which has the exclusive right to construe the Amended ESPP and to correct errors, rectify omissions and reconcile inconsistencies to the extent necessary to effectuate the Amended ESPP. Our board of directors may amend the Amended ESPP, provided that any amendment which increases the number of shares issuable under the Amended ESPP or changes the eligibility requirements for the Amended ESPP requires shareholder approval. The Amended ESPP will remain in effect until January 1, 2020, unless terminated earlier by our board of directors.

Federal Income Tax Treatment

The Amended ESPP is intended to qualify as an “employee stock purchase plan” within the meaning of Section 423 of the Code. Participant contributions to the Amended ESPP in the form of payroll deductions are after-tax contributions and are subject to normal income and payroll tax withholding requirements. However, there are no tax consequences associated with the acquisition and ownership of shares of common stock under the Amended ESPP until the participant sells the shares, disposes of them by gift, or dies. The tax treatment upon disposition of the shares depends on whether the shares are disposed of within the two year required holding period, which is measured from the date the option to purchase such shares was granted to the participant. The required holding period is also satisfied if the participant dies while holding shares acquired under the Amended ESPP.

A participant who does not satisfy the two-year holding period must pay ordinary income tax, at the time of the disposition of the shares, on the 15% discount on the purchase price, even if the market price of the stock at the time the stock is disposed of is lower than the purchase price. The difference between the amount received at disposition and the fair market value of the shares on the date of purchase will be a capital gain or loss.

If the participant holds the shares of common stock for at least two years, or dies while owning the shares, at the time of disposition of the shares, ordinary income tax must be paid on an amount equal to the lesser of: (i) 15% of the fair market value of a share on the date the option to purchase such stock was granted to the participant; or (ii) the amount, if any, by which the market price at the time of disposition exceeds the purchase price. The basis of the shares of common stock purchased will be the purchase price plus any ordinary income recognized. Any amount received at disposition in excess of the adjusted basis of the stock will be capital gain. If the shares are sold for less than the purchase price, the difference between the sale price and the purchase price will be a capital loss.

If the disposition does not satisfy the required two-year holding period, the disposition is called a “disqualifying disposition.” If a disqualifying disposition occurs, we will be entitled to a tax deduction equal to the amount that the participant includes as ordinary income in the year in which the disqualifying disposition occurs. We do not receive a deduction at the time of disposition if the participant meets the holding period requirements.

Plan Benefits; Interest of Certain Persons in Matters to be Acted Upon

Each of our executive officers is eligible to purchase up to $25,000 worth of our common stock each calendar year under the Amended ESPP at a discount to the applicable market price. Non-employee directors are not eligible to purchase shares under the Amended ESPP. Participation in the Amended ESPP is voluntary and depends on each eligible employee’s election to participate and on his or her election regarding payroll deductions. Accordingly, future purchases by executive officers and other eligible employees under the Amended ESPP are not determinable.

On March 27, 2009, the closing price per share of our common stock on the Nasdaq Global Select Market was $35.77.

Vote Required and Recommendation of the Board of Directors

To approve the Amended ESPP, the affirmative vote of a majority of the votes cast in person or by proxy at the annual meeting is required. Unless otherwise specified, the proxies solicited hereby will be voted to approve the Amended ESPP.

The board of directors recommends that you vote in favor of Proposal 2.

Equity Compensation Plan Information

The table below sets forth information with respect to compensation plans under which equity securities are authorized for issuance as of December 31, 2008.

	(a)	(b)	(c)
Plan Category	Number of shares to be issued upon exercise of outstanding options (1)	Weighted-average exercise price of outstanding options	Number of shares remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))(2)
Equity compensation plans approved by our shareholders (3)	6,925,042	$42.67	8,254,967
Equity compensation plans not approved by our shareholders	0	N/A	0
Total	6,925,042	$42.67	8,254,967

(1)	Consists of options outstanding under the Fiserv, Inc. 2007 Omnibus Incentive Plan, the Fiserv, Inc. Stock Option and Restricted Stock Plan, and the CheckFree Corporation Amended and Restated 2002 Stock Incentive Plan, which we assumed in connection with our acquisition of CheckFree Corporation.

(2)	Reflects number of shares available for future issuance under the Fiserv, Inc. 2007 Omnibus Incentive Plan. No additional awards may be granted under the Fiserv, Inc. Stock Option and Restricted Stock Plan or the CheckFree Corporation Amended and Restated 2002 Stock Incentive Plan.

(3)	Columns (a) and (c) of the table above do not include: (i) shares proposed to be issued pursuant to the Amended ESPP as discussed in Proposal 2; (ii) 688,106 shares of unvested restricted stock and restricted stock units outstanding under the Fiserv, Inc. 2007 Omnibus Incentive Plan or the Fiserv, Inc. Stock Option and Restricted Stock Plan; or (iii) 478,850 shares eligible for issuance under the Fiserv, Inc. Employee Stock Purchase Plan (the “ESPP”). As of January 1, 2009, the number of shares available for issuance under the ESPP was 1,078,850. The ESPP will expire on January 1, 2010 unless Proposal 2 is approved.

PROPOSAL 3

RATIFICATION OF THE SELECTION OF DELOITTE & TOUCHE LLP

Background

The audit committee of the board of directors has selected Deloitte & Touche LLP to serve as our independent registered public accounting firm for the fiscal year ending December 31, 2009. Deloitte & Touche LLP has served as our independent public accounting firm since 1986. The audit committee, from time to time, evaluates the performance of Deloitte & Touche LLP to determine whether we should continue to retain the firm as our independent registered public accounting firm. To this end, at least annually, Deloitte & Touche LLP makes a presentation to the committee regarding the services it provides, and our chief financial officer provides the committee with his assessment of the firm’s performance. A representative of Deloitte & Touche LLP is expected to be present at the annual meeting, will have an opportunity to make a statement if he or she so desires, and will be available to respond to appropriate questions.

Reasons for the Proposal

Selection of our independent registered public accounting firm is not required to be submitted for shareholder approval, but the audit committee of our board of directors is seeking ratification of its selection of Deloitte & Touche LLP as a matter of good corporate practice. If our shareholders do not ratify this selection, the audit committee of the board of directors will consider it a direction to select another independent public accounting firm for 2009. Even if the selection is ratified, the audit committee may, in its discretion, appoint a different independent registered public accounting firm at any time if it determines that such a change would be in our and our shareholders’ best interests.

Vote Required and Recommendation of the Board of Directors

To ratify the selection of Deloitte & Touche LLP as our independent registered public accounting firm, the affirmative vote of a majority of the votes cast in person or by proxy at the annual meeting is required. Unless otherwise specified, the proxies solicited hereby will be voted in favor of the ratification of Deloitte & Touche LLP as our independent registered public accounting firm for 2009.

The board of directors recommends that you vote in favor of Proposal 3.

CORPORATE GOVERNANCE

Director Independence

Our board of directors has determined that Donald F. Dillon, Daniel P. Kearney, Gerald J. Levy, Denis J. O’Leary, Glenn M. Renwick, Kim M. Robak, Doyle R. Simons and Thomas C. Wertheimer are “independent” within the meaning of Nasdaq Marketplace Rule 4200(a)(15). In determining the independence of directors, our board of directors considers, among other matters, circumstances where a director also serves as a director of a client. In particular, the board considered the fact that Guaranty Bank, of which Mr. Levy is the chairman, is a client of Fiserv and determined that the relationship does not impact Mr. Levy’s independence. Jeffery W. Yabuki and Peter J. Kight are not “independent” because they are employees of Fiserv.

Meetings and Attendance

During our fiscal year ended December 31, 2008, our board of directors held nine meetings, and each director attended at least 75% of the aggregate of the number of meetings of the board of directors and the number of meetings held by all committees of the board on which she or he served, in each case while the director was serving on our board of directors. Directors are expected to attend each annual meeting of shareholders. All directors serving on the board at the time of our 2008 annual meeting of shareholders attended the meeting.

Committees of the Board of Directors

Our board of directors has three standing committees: a nominating and corporate governance committee; an audit committee; and a compensation committee. The directors currently serving on these committees satisfy the independence requirements contained in the Nasdaq Marketplace Rules applicable to such committees, including the enhanced independence requirements for members of the audit committee. Each of these committees has the responsibilities set forth in written charters adopted by the board of directors. We make copies of each of these charters available free of charge on our website at www.fiserv.com. Other than the text of the charters, we are not including the information contained on or available through our website as a part of, or incorporating such information by reference into, this proxy statement.

Nominating and Corporate Governance Committee

Membership and Responsibilities

The nominating and corporate governance committee assists the board of directors in identifying and evaluating potential director nominees, and recommending qualified nominees to the board of directors for consideration by the shareholders. In addition, the nominating and corporate governance committee oversees our corporate governance procedures. The members of the nominating and corporate governance committee are Ms. Robak (Chairperson), Mr. Kearney and Mr. Levy, each of whom is independent. The nominating and corporate governance committee held three meetings during 2008.

Nominations of Directors

The nominating and corporate governance committee recommends to the full board of directors the nominees to stand for election at our annual meeting of shareholders and to fill vacancies occurring on the board. In this regard, the nominating and corporate governance committee regularly assesses the appropriate size of the board of directors and whether any vacancies on the board of directors are expected due to retirement or otherwise. In the event that vacancies are anticipated or otherwise arise, the committee utilizes a variety of methods to identify and evaluate director candidates. Candidates may come to the attention of the committee through current directors, professional search firms, shareholders or other persons.

Once the committee has identified a prospective nominee, the committee will evaluate the prospective nominee in the context of the then current constitution of the board of directors and will consider all factors it considers appropriate, which include those set forth in our Governance Guidelines. The board of directors and the nominating and corporate governance committee believe the following minimum qualifications must be met by a director nominee to be recommended by the committee:

•	Each director must display the highest personal and professional ethics, integrity and values.

•	Each director must have the ability to exercise sound business judgment.

•	Each director must be highly accomplished in his or her respective field, with strong credentials and recognition and broad experience.

•	Each director must have relevant expertise and experience and be able to offer advice and guidance to our chief executive officer based on that expertise and experience.

•	Each director must be independent of any particular constituency, be able to represent all of our shareholders, and be committed to enhancing long-term shareholder value.

•	Each director must have sufficient time available to devote to activities of the board of directors and to enhance his or her knowledge of our business.

In addition, the nominating and corporate governance committee seeks to have at least one director who is an “audit committee financial expert” under Item 407(d)(5) of Regulation S-K under the Exchange Act, and we must have at least one director (who may also be an “audit committee financial expert”) who, in accordance with the Nasdaq Marketplace Rules, has past employment experience in finance or accounting, requisite professional certification in accounting or any other comparable experience or background which results in the individual’s financial sophistication, including being or having been a chief executive officer, chief financial officer or other senior officer with financial oversight responsibilities.

In making recommendations to the board of directors, the nominating and corporate governance committee examines each director nominee on a case-by-case basis regardless of who recommended the nominee. The committee will consider persons recommended by shareholders to become nominees for election as directors in accordance with the foregoing and other criteria set forth in our Governance Guidelines and the Nominating and Corporate Governance Committee Charter. The committee does not evaluate shareholder nominees differently than any other nominee.

Pursuant to procedures set forth in our by-laws, our nominating and corporate governance committee will consider shareholder nominations for directors if our corporate Secretary receives timely written notice, in proper form, of the intent to make a nomination at a meeting of shareholders. To be in proper form, the notice must, among other matters: list the name and residence address of the person or persons to be nominated; include each nominee’s written consent to be named in our proxy statement and to serve as a director if elected; describe all arrangements or understandings between the nominating shareholder and each nominee, including any understanding with any person as to how such nominee, if elected, will act or vote on any issue or question and all direct and indirect compensation and any other material monetary arrangements during the past three years between the nominating shareholder and its affiliates, on the one hand, and each nominee and his or her affiliates, on the other hand; describe information about the nominating shareholder and each nominee; and contain such other information regarding each nominee proposed by such shareholder and any such beneficial owner as would be required to be disclosed in solicitations of proxies for a contested election of directors, or would be otherwise required to be disclosed, in each case pursuant to Section 14 of the Exchange Act. To be timely, the notice must be received by the applicable deadline set forth in our by-laws. The detailed requirements for nominations are set forth in our by-laws, which were attached as an exhibit to our Current Report on Form 8-K filed with the Securities and Exchange Commission on December 3, 2008. A copy of our by-laws will be provided upon written request to our corporate Secretary. Additional requirements regarding shareholder proposals, including director nominations, are described below under the heading “Shareholder Proposals for the 2010 Annual Meeting.”

Audit Committee

Membership and Responsibilities

The audit committee’s primary purpose is to provide independent review and oversight of our financial reporting processes and financial statements, system of internal controls, audit process and results of operations and financial condition. In doing so, it is the responsibility of the audit committee to provide an open avenue of communication between the board of directors, management, our internal audit function and the independent auditors. The audit committee is directly and solely responsible for the appointment, compensation, retention, termination and oversight of our independent auditor. The members of the audit committee are Mr. Wertheimer (Chairman), Mr. Kearney and Mr. O’Leary, each of whom is independent as defined by applicable Nasdaq and Securities and Exchange Commission rules. The board of directors has determined that Mr. Wertheimer and Mr. Kearney are “audit committee financial experts,” as that term is used in Item 407(d)(5) of Regulation S-K. The audit committee held 11 meetings during 2008.

Audit Committee Report

In accordance with its written charter, the audit committee provides independent review and oversight of the accounting and financial reporting processes and financial statements of Fiserv, Inc., the system of internal controls that management and the board of directors have established, the audit process and the results of operations of Fiserv, Inc. and its financial condition. Management has the responsibility for preparing the company’s financial statements and the independent auditors have the responsibility for examining those statements.

The audit committee has reviewed and discussed with management and the independent auditors the audited financial statements of Fiserv, Inc. for the fiscal year ended December 31, 2008. The audit committee has also discussed with the independent auditors the matters required to be discussed by the statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1. AU section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T. The audit committee has received the written disclosures and the letter from the independent accountant required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the audit committee concerning independence, and has discussed with the independent accountant the independent accountant’s independence.

The audit committee also discussed with management, the internal auditors and the independent auditors the quality and adequacy of the internal controls and internal audit organization, responsibilities, budget and staffing of Fiserv, Inc. The audit committee reviewed with both the independent auditors and the internal auditors their respective audit plans, audit scope and identification of audit risks.

Based on the above-mentioned reviews and discussions with management and the independent auditors, the audit committee recommended to the board of directors that the audited financial statements of Fiserv, Inc. be included in its Annual Report on Form 10-K for 2008, for filing with the Securities and Exchange Commission.

Thomas C. Wertheimer, Chairman

Daniel P. Kearney

Denis J. O’Leary

Compensation Committee

The compensation committee: evaluates the performance of our executive officers; approves executive officer compensation; reviews management’s recommendations as to the compensation of other key personnel; makes recommendations to the board of directors regarding the types, methods and levels of director compensation; administers compensation plans; and discharges other responsibilities of the board of directors when so instructed by the board of directors.

The members of the compensation committee are Mr. Renwick (Chairman), Mr. Levy and Mr. Simons, each of whom is independent. The compensation committee held nine meetings during 2008. Additional information regarding the compensation committee and our policies and procedures regarding executive compensation, including, among other matters, our use of compensation consultants and management’s role in determining compensation, is provided below under the heading “Compensation Discussion and Analysis – Determining Compensation.”

Communications with the Board of Directors

Shareholders may communicate with our board of directors or individual directors by submitting communications in writing to us at 255 Fiserv Drive, Brookfield, Wisconsin 53045, Attention: Charles W. Sprague, Executive Vice President, General Counsel, Secretary and Chief Administrative Officer. Communications will be delivered directly to our board of directors or individual directors, as applicable.

Review, Approval or Ratification of Transactions with Related Persons

Our board of directors has adopted a written policy that requires all related person transactions be reviewed and approved by: the audit committee of the board of directors; or, if the audit committee is not able to review the transaction for any reason (e.g., if a majority of its members are interested in a transaction), a majority of the disinterested members of the board; or, if the transaction involves the compensation of an executive officer or director, the compensation committee of the board of directors. The policy also provides that, at least annually, each ongoing, previously approved related person transaction is to be reviewed by the body that originally approved the transaction: to ensure that it is being pursued in accordance with all of the understandings and commitments made at the time that it was previously approved; to ensure that the commitments being made with respect to such transaction are appropriately reviewed and documented; and to reaffirm the continuing desirability of and need for the related person arrangement.

A related person transaction is a transaction in which we are proposed to be a participant and in which a related person may have a direct or indirect material interest. Our policy adopts the definition of a related person contained in Item 404(a) of Regulation S-K and applies to our directors and executive officers, immediate family members of our directors and executive officers, security holders who beneficially own five percent or more of any class of our outstanding voting securities, an immediate family member of any significant shareholder, and any entity that is owned or controlled by any of the foregoing.

The audit committee (or, as applicable, the board of directors or the compensation committee) will consider all relevant factors with respect to a proposed related person transaction, and will only approve such a transaction if the audit committee determines that the transaction is in our and our shareholders’ best interests or, if an alternate standard of review is imposed by applicable laws, statutes, governing documents or listing standards, if such alternate standard of review is satisfied.

Certain Relationships and Related Transactions

During 2008, Mr. Kight made personal use of a company-owned aircraft for which he reimbursed us for the aggregate incremental cost of such use. We calculate the aggregate incremental cost of such use based on a methodology that includes the cost of fuel, maintenance and repair expenses, pilot services, travel expenses and other variable costs associated with personal use. Because the company-owned aircraft is used primarily for business travel, the methodology excludes fixed costs that do not change based on usage, including pilot salaries, the lease costs of the aircraft and the cost of maintenance unrelated to personal travel. In 2008, Mr. Kight reimbursed us $247,366 for such use. The audit committee of the board of directors has reviewed and approved Mr. Kight’s personal use of the aircraft.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16 of the Exchange Act requires our directors and executive officers and persons who own more than ten percent of a registered class of our equity securities to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of our common stock and other equity securities. These Section 16 reporting persons are required by Securities and Exchange Commission regulations to furnish us with copies of all Section 16 forms they file.

To our knowledge, based solely on a review of the copies of such reports furnished to us and written representations from Section 16 reporting persons, we believe that, during our fiscal year ended December 31, 2008, all Section 16 reporting persons complied with all applicable filing requirements.

AUDIT FEES

Independent Registered Public Accounting Firm and Fees

The following table presents the aggregate fees billed by Deloitte & Touche LLP and related entities for services provided during 2007 and 2008. The audit committee has concluded that Deloitte & Touche LLP’s provision of the audit and permitted non-audit services described below is compatible with Deloitte & Touche LLP maintaining its independence.

	2007	2008
Audit Fees	$3,078,000	$2,648,000
Audit-Related Fees	481,000	151,000
Tax Fees	289,000	243,000
All Other Fees	0	0

Total	$3,848,000	$3,042,000

Audit Fees.    Audit fees are for professional services rendered by Deloitte & Touche LLP in connection with the audit of our annual financial statements, the review of financial statements included in our quarterly reports on Form 10-Q, our preparation of registration statements, foreign statutory audits, and, in 2007, the issuance of comfort letters in connection with our issuance of senior notes.

Audit-Related Fees.    Audit-related fees are for professional services rendered by Deloitte & Touche LLP for employee benefit plan audits, service auditor reports, and accounting research and consultations.

Tax Fees.    Tax fees are principally for tax consultations and tax return preparation.

Pre-Approval Policy

In 2008, the audit committee pre-approved all services provided by our independent registered public accounting firm. The audit committee has established pre-approval policies and procedures with respect to audit and permitted non-audit services to be provided by its independent registered public accounting firm. Pursuant to these policies and procedures, the audit committee may form, and delegate authority to, a subcommittee consisting of one or more members to approve the provision of audit and permitted non-audit services. In such case, if the subcommittee approves any services, it is required to provide the full audit committee with a report regarding the services that it approved at the audit committee’s next scheduled meeting. In addition, the audit committee pre-approves particular services, subject to certain monetary limits, after the audit committee is presented with a schedule describing the services to be approved. The audit committee’s pre-approval policies do not permit the delegation of the audit committee’s responsibilities to management.

COMPENSATION DISCUSSION AND ANALYSIS

Overview

The Compensation Discussion and Analysis portion of this proxy statement is designed to provide you with information regarding how we compensate our executive officers. Our discussion is organized as follows:

•	Background. This section discusses our business and the markets in which we operate to provide context for a better understanding of what we pay our executive officers.

•	Compensation Philosophy. This section describes our compensation philosophy.

•	Determining Compensation. This section explains how we determine compensation and discusses the roles of the parties involved in that process.

•	Structuring Compensation. This section discusses our compensation objectives, the components of compensation and factors we consider in determining the mix of the compensation we pay.

•	2008 Named Executive Officer Compensation. This section discusses and analyzes the compensation paid to, or earned by, our named executive officers in 2008.

•

Other Compensation Policies.    This section describes additional compensation policies, including our securities trading policy, our stock ownership and disposition guidelines, our compensation recoupment policy, our equity award grant practices, and our policy on deductibility of compensation.

•	Employment and Other Agreements with Executive Officers. This section contains a description of the material terms of our agreements with the named executive officers.

Our strategic review process, which began in 2007, continued throughout 2008. As a part of this review, under our compensation committee’s oversight, management examined our historical compensation practices and developed an updated compensation strategy and philosophy. The following discussion highlights the material components of our compensation practices for 2008.

Background

We face significant competition from domestic and international companies that are aggressive and well-financed. Our industry is characterized by rapidly changing technology, evolving industry standards and frequent new product introductions. Our mission is to provide integrated technology and services solutions to enable best-in-class results for our clients. We are pursuing this goal by implementing a strategy focused on new product and service development, improved cost effectiveness of services, aggressive solicitation of new clients, and strategic acquisitions and divestitures. In order to implement our strategic plan, which we refer to as “Fiserv 2.0,” we need to assemble and maintain a leadership team with the integrity, skills and dedication to execute our initiatives. We believe that our executive officer compensation program can be used to help us meet this challenge.

Notwithstanding the current global financial and credit crisis, we delivered adjusted earnings per share from continuing operations of $3.29 per share in 2008 compared to $2.67 per share in 2007, representing an increase of 23%, which was within our range of full year guidance, and cash flow from operations of $775 million in 2008 compared to $565 million in 2007. We also made significant progress in integrating Fiserv and CheckFree, the largest acquisition in our history, and enhanced our level of competitive differentiation through innovation and integration. Decisions regarding executive officer compensation for 2008 were made in the context of this solid operating performance. The compensation committee believes that our compensation programs, including the performance-based elements, effectively achieve the objective of aligning compensation with performance measures that are directly related to our financial goals and creation of shareholder value without encouraging executives to take unnecessary and excessive risks.

Compensation Philosophy

Our executive officers are critical to our long-term success; therefore, we need to be competitive not only in our products and services but also in the quality of our executive officers. Accordingly, we seek to pay our executive officers at levels that are competitive with other employers who compete with us for talent, both within and outside of our industry. We also seek to structure our compensation plans in a manner that is understandable to our shareholders and that is consistent with good corporate governance practices. We consider affordability of compensation within our business plans as a factor in determining pay levels and seek to use tax effective forms of compensation.

In 2008, the compensation committee enhanced and formalized its “pay for performance” philosophy by setting executive officer base salaries at a level that is comparable to the 50th percentile of our peers and by providing for annual cash and equity incentives at a level comparable to the 50th percentile of our peers for median performance with an opportunity for 75th percentile compensation for superior performance. We believe this structure provides incentives for our executive officers to strive for outstanding results, which we expect will translate into long-term value for our shareholders.

Determining Compensation

The Compensation Committee’s Role

The compensation committee of the board of directors is responsible for overseeing executive officer compensation. The board of directors determines the membership of the compensation committee, which currently consists of three directors, each of whom is a “non-employee director” for purposes of Rule 16b-3 under the Exchange Act and “independent” as defined by applicable Nasdaq Marketplace Rules. The compensation committee operates under a written charter that identifies its responsibilities which include: approval of compensation policies and employee benefit plans; approval of executive officer compensation; administration of our equity incentive plans; review of shareholder proposals related to compensation matters; and consultation with management regarding employee compensation generally. The committee and the board review and, if necessary, update the committee’s charter from time to time. The committee meets at scheduled times during the year, and it also considers and takes action by written consent from time to time. The chairman of the committee reports on committee activities and recommendations to the full board at each board meeting. At the beginning of each year, the compensation committee approves the cash and equity incentive awards for executive officers and establishes the objective performance goal or goals to be achieved for the year. The committee regularly meets in executive session without members of management present.

Consultants’ Role

Although the committee did not engage or meet with a compensation consultant in 2008, it requested that management conduct a comprehensive review of executive officer compensation during 2008 and formulate recommendations to the committee regarding the design of our compensation program consistent with our pay for performance philosophy. To assist in this analysis, management engaged Towers Perrin for compensation consulting and data services. Management presented conclusions and recommendations from its analysis to the compensation committee at various times in late 2007 and again in 2008, and the committee reviewed and discussed the results of the analysis in connection with its consideration of executive officer compensation for 2008. In addition, as further discussed below under the heading “Compensation of Directors— 2008 Director Compensation,” Towers Perrin conducted an analysis of non-employee director compensation during late 2007. The results of this study were presented to the committee by management and were considered by the committee in setting director compensation for 2008.

Management’s Role

Our chief executive officer makes recommendations to our compensation committee concerning the compensation of our other named executive officers. Our chief executive officer’s recommendations relate only to the compensation of our other named executive officers, although performance measures, targets or similar items included in his recommendations apply generally to all of our named executive officers. Our chief executive officer does not attend the portion of any compensation committee meeting during which the committee discusses matters related specifically to his compensation. When formulating recommendations to the compensation committee regarding the compensation of executive officers other than himself, our chief executive officer considers a number of factors in addition to the performance criteria used by the compensation committee to establish the maximum awards under our incentive plan. For example, he considers, among other things, a business group’s net operating profit when determining his recommendation for the compensation of a group president. He may also review the market data and other information the compensation consultant provides to management. At the request of the compensation committee, in 2008, our chief executive officer completed a self-appraisal of his performance in the following areas: stakeholder communications; financial performance; capital allocation; enhancement of management and organization effectiveness; board collaboration; and leadership. This appraisal was considered by the committee in its annual review of our chief executive officer’s performance and compensation.

Tally Sheets

The compensation committee reviews executive officer compensation tally sheets each year. These summaries set forth the dollar amount of all components of each named executive officer’s compensation, including base salary, annual target cash incentive compensation, annual target equity incentive compensation, severance, retirement and 401(k) savings amounts, allowing the committee to see what an executive officer’s total compensation is and how a potential change to an element of our compensation program would affect an executive officer’s overall compensation.

Structuring Compensation

Compensation Objectives

The goal of our executive compensation program is the same as our goal for operating our company—to create value for our shareholders. To this end, we designed our compensation program to reward our executive officers for sustained financial and operating performance and leadership excellence, to align their interests with those of our shareholders and to encourage them to remain with the company for long and productive careers. We compensate our executive officers in a manner that is designed to achieve one or more of our performance, alignment or retention objectives.

Components of Compensation

The elements of compensation that we provided to our named executive officers for 2008 were base salary, annual cash incentive awards and equity incentive awards:

	Elements	Description

Short-Term Compensation	Base Salary	• Fixed annual amount • Not subject to performance risk • Provides a level of income security • Used to determine pay-based benefits and target annual incentive awards

	Annual Cash Incentive	• Annual cash award based on achievement of performance objectives

Long-Term Compensation	Stock Options and Restricted Stock Units	• Grants of equity awards that vest over a period of several years

Base Salary

We provide base salary to compensate an executive officer for his or her regular work. When determining base salaries, the compensation committee considers: market data; company, business unit and individual performance; experience; internal pay equity; promotions; and, except in the case of the base salary of our chief executive officer, the recommendations of our chief executive officer. The committee may vary the amount of base salary for a number of reasons, including an executive officer’s position and responsibilities, our business needs, the tenure of an executive officer, individual performance, and an executive officer’s future potential.

Cash Incentive Award

We believe it is important to provide annual cash incentives to motivate our executive officers to attain specific short-term performance objectives that, in turn, further our achievement of long-term objectives. We seek to offer cash awards in large enough proportion to base salary to ensure that a significant portion of each executive officer’s cash compensation is “at risk” and payable only upon the achievement of defined objectives. Our compensation committee annually determines the performance goals for and potential amounts of our cash incentive awards.

Equity Incentive Award

We provide compensation in the form of stock options to our named executive officers because we believe they further align our named executive officers’ interests with those of our shareholders. Stock options are inherently performance-based because they deliver compensation to an executive officer only if our stock price increases over the term of the award. We also provide compensation in the form of time-vesting restricted stock units, which are hypothetical shares of our common stock that are converted into actual shares upon settlement. We believe restricted stock units serve as a strong reward and retention device, encouraging our executive officers to stay with the company until the restricted stock units vest. We believe that providing combined grants of stock options and restricted stock units effectively balances our objective of focusing our executive officers on delivering long-term value to our shareholders with our objective of providing value to executive officers. Our compensation committee determines the mix of options and restricted stock units each year that they believe best achieves this balance. The equity mix reflected in our long-term incentives is consistent with our objective of emphasizing performance-based compensation and we believe it provides appropriate alignment of our executive officers’ economic interests with the interests of our shareholders.

When making equity award decisions, we do not consider existing stock ownership levels because we do not want to discourage executive officers from holding significant amounts of our common stock. Equity awards support our objective of aligning our executive officers’ interest with those of our shareholders by tying the value of this component of compensation to changes in shareholder value. We also do not review “wealth accumulation” analyses from prior equity awards when making current compensation decisions. If the value of equity awards granted in prior years increases significantly in future years, we do not believe that this positive development should negatively impact current compensation decisions.

Mix of Compensation Components

We believe that the mix of compensation that we pay helps us to achieve our compensation objectives.

Fixed and variable compensation	We seek to increase the percentage of total pay that is “at risk” as executive officers move to greater levels of responsibility, with direct impact on company results.

Short-term and long-term focus	We seek to create incentives to achieve near-term goals by providing annual cash incentives, which are based on annual performance measures. We seek to create incentives to achieve long-term goals by granting equity awards with multi-year vesting periods, the ultimate value of which depends on our share price. These awards promote retention and further align the interests of our executive officers and shareholders.

Cash and equity compensation	We believe that executive officers in positions that more directly affect corporate performance should have as their main priority profitably growing the company. Accordingly, we generally structure the target compensation of these executive officers so that they receive a significant portion of their compensation in the form of equity. Using equity in this manner further aligns executive officers’ interests with those of our shareholders, encourages retention and rewards our executive officers if we succeed.

Peer Groups

In 2008, the committee enhanced and formalized our “pay for performance” philosophy by setting executive officer base salaries at a level that is comparable to the 50th percentile of our peers and by providing for annual cash and equity incentives at a level comparable to the 50th percentile of our peers for median performance with an opportunity for 75th percentile compensation for superior performance. To determine peer group compensation for an executive officer, the committee reviewed publicly available and proprietary data regarding comparable executive officer positions and the compensation paid to our other executive officers in light of their relative functional responsibilities and experience. Finally, notwithstanding the use of benchmarking as a tool to set compensation, this comparison data only provides a context for the decisions that the compensation committee makes. The committee also considers, among other matters, market trends in executive compensation and the percentage that each component of compensation comprises of an executive officer’s total compensation.

The peer group that we used for 2008 is set forth below.

Alliance Data Systems Corp.	The Dun & Bradstreet Corp.	Metavante Technologies, Inc.
Automatic Data Processing, Inc.	Electronic Data Systems Corp.	MasterCard Inc.
Ceridian Corp.	Equifax Inc.	Paychex, Inc.
Computer Sciences Corp.	Fidelity National Information Services, Inc.	Total System Services, Inc.
Convergys Corp.	First Data Corp.	Unisys Corp.
DST Systems, Inc.	Jack Henry & Associates, Inc.	The Western Union Co.

We believe our peer group is comprised of companies directly comparable to ours based on our industry, company size and competition for managerial talent. In this regard, we include: companies that directly compete with us in our primary businesses; companies with similar business models in similar industries because they reflect the complexities inherent in managing an organization with multiple business lines and revenue sources; other publicly traded business-to-business, service-based companies that are of similar size based primarily on annual revenue and market capitalization; and companies that compete with us for managerial talent.

Other Elements of Compensation

Retirement Savings Plan and Health and Welfare Benefits

The fundamental objective of our welfare benefit plans is to protect the basic welfare of our employees and to provide adequate security to them in the event of personal injury, illness, death or retirement. We provide subsidized health and welfare benefits which include medical, dental, life and accidental death or dismemberment insurance, basic and supplemental disability insurance and paid time off. Executive officers are entitled to participate in our health, welfare and 401(k) savings plans on generally the same terms and conditions as other employees, subject to limitations under applicable law. We also maintain supplemental long-term disability coverage for executive officers and other employees with cash compensation of $200,000 or more. We do not provide a separate pension program, supplemental executive retirement plan or other post-retirement payments to executive officers.

After employees, including executive officers, have been employed for one year, and satisfy certain additional eligibility requirements, they become eligible for matching and discretionary contributions under our 401(k) savings plan. Our matching contributions are capped at 3% of annual cash compensation. For 2008, we also made discretionary profit sharing contributions depending on our and, if applicable, a particular business group’s operating results. These discretionary contributions are capped at 3% of an employee’s annual cash compensation. Beginning with 2008, we eliminated our historical practice of making a cash payment to participants for any excess of our contribution once a participant reached the statutory maximum contribution. This change is consistent with our overall focus toward rewarding employees, including executive officers, through incentive plans rather than benefit programs.

Beginning in 2009, the following changes have been made to the 401(k) savings plan: discretionary profit share contributions will be a matching contribution subject to a minimum 2% employee contribution and will be payable based upon company-wide performance results only; employees will be immediately eligible for matching and discretionary contributions; and company contributions will vest after the first two calendar years in which the employee is credited with 1,000 hours of service.

Employee Stock Purchase Plan

We maintain a tax-qualified employee stock purchase plan that is generally available to all employees, including executive officers, which allows employees to acquire our common stock at a discounted price on an after-tax basis. This plan allows employees to buy our common stock at a 15% discount to the market price with up to 10% of their salary and incentives (subject to IRS limits), with the objective of allowing employees to benefit when the value of our stock increases over time. Under applicable tax law, no plan participant may purchase more than $25,000 in market value of our stock in any calendar year.

Post-Employment Benefits

We provide severance and change-in-control protections to our named executive officers, other than Mr. Kight, through key executive employment and severance agreements, or “KEESAs,” and, in the case of Messrs. Yabuki, Kight, Gupta and Warsop, employment agreements. In addition, Mr. Kight has a retention agreement he originally entered into with CheckFree Corporation (“CheckFree”) and which we assumed in connection with our acquisition of CheckFree in 2007. We discuss the purposes and terms of the KEESAs and other arrangements with our named executive officers in further detail below under the heading “Employment and Other Agreements with Executive Officers.”

Perquisites

We generally do not provide personal-benefit perquisites to our named executive officers. However, prior to acquiring CheckFree in 2007, Mr. Kight, CheckFree’s chairman and chief executive officer, used a company-

owned aircraft for business and, from time to time, for personal purposes. Following our acquisition of CheckFree, he has continued to use the aircraft for both purposes, provided that he reimburses us for the aggregate incremental cost of any personal use. See “Corporate Governance – Certain Relationships and Related Transactions” in this proxy statement for information regarding the amount which Mr. Kight reimbursed us in 2008.

2008 Named Executive Officer Compensation

Base Salaries

We have not increased the base salary of our chief executive officer in the last three years or our chief financial officer in the last two years. In addition, we have not increased Mr. Gupta’s base salary since his employment began in late 2006. The compensation committee increased Mr. Kight’s base salary by $40,000 and Mr. Warsop’s base salary by $50,000 in 2008 to achieve more equitable base salary levels compared to our other executive officers given individual roles and contributions and to be comparable to the 50th percentile of our peers. There were no salary increases in 2009 for executive officers.

Maximum Cash and Equity Incentive Awards

We made cash and equity incentive awards to our named executive officers for 2008 performance pursuant to the Fiserv, Inc. 2007 Omnibus Incentive Plan (the “Incentive Plan”), which was approved by our shareholders. If our net income for 2008 as set forth in our financial statements equaled or exceeded our net income for 2007, computed on a similar basis (including any adjustments resulting from changes in applicable tax or accounting regulations or laws and excluding any impairment charges required under Financial Accounting Standards Board Statement of Financial Accounting Standard No. 141 or 142), then the Maximum Incentive Award could be issued and paid to each of our named executive officers. Our net income for 2008 was $569 million compared to net income of $439 million for 2007. The 2008 “Maximum Incentive Award” for each of our named executive officers was equal to the participant limits in the Incentive Plan.

The Maximum Incentive Award amount, however, only established the highest possible award for our named executive officers for 2008. We pre-determine this Maximum Incentive Award amount, in part, to qualify our annual cash and equity incentive awards as performance-based compensation under Section 162(m) of the Internal Revenue Code. The committee has the discretion to reduce the cash portion and equity portion of the Maximum Incentive Award for any executive officer, including the named executive officers, if it determines that such reduction is appropriate, taking into account our achievement of additional performance measures and considerations unique to a particular executive officer. We discuss these specific performance measures for 2008, as well as the discretionary factors taken into consideration by our compensation committee, if any, when determining cash and equity incentive awards, below under “– Cash Incentive Awards” and “– Equity Incentive Awards.”

Cash Incentive Awards

Messrs. Yabuki, Hirsch and Kight

The cash incentive payments to Messrs. Yabuki, Hirsch and Kight for 2008 were based: 80% on adjusted earnings per share from continuing operations, which we refer to as “adjusted earnings per share” and which is calculated as earnings per share in accordance with generally accepted accounting principles adjusted for intangible amortization, merger and integration costs, and loss on sale of business; and 20% on adjusted internal revenue growth, which we refer to as “adjusted internal revenue growth” and which is measured as the increase in adjusted revenues for the current period less “acquired revenue from acquisitions” divided by adjusted revenues from the prior year period plus “acquired revenue from acquisitions.” Adjusted revenues is calculated in accordance with generally accepted accounting principles excluding output solutions postage reimbursements and revenues generated by Fiserv Insurance, as to which we sold our majority interest during 2008. We use adjusted earnings per share as a performance measure because we believe that there is a direct correlation between the increase in earnings per share and shareholder value. We use adjusted internal revenue growth because we believe that it is important to measure how we enhance our revenue growth outside of acquisitions. The adjusted earnings per share and adjusted internal revenue growth for 2008 were $3.29 and 1%, respectively. For 2008, the threshold, target, maximum and actual payouts for Messrs. Yabuki, Hirsch and Kight were as follows:

	Threshold	Target	Maximum	Actual Award (as a % of base salary)
J. Yabuki(1)
Adjusted Earnings Per Share (80%)	$3.17	$3.26(2)	$3.41 or more
Adjusted Internal Revenue Growth (20%)	3.30%	5.15%	7.65% or more
Cash Incentive Award (as a % of base salary)	63%	125%	250%
Actual:				130%
T. Hirsch
Adjusted Earnings Per Share (80%)	$3.17	$3.26(2)	$3.41 or more
Adjusted Internal Revenue Growth (20%)	3.30%	5.15%	7.65% or more
Cash Incentive Award (as a % of base salary)	40%	80%	160%
Actual:				83%
P. Kight
Adjusted Earnings Per Share (80%)	$3.17	$3.26(2)	$3.41 or more
Adjusted Internal Revenue Growth (20%)	3.30%	5.15%	7.65% or more
Cash Incentive Award (as a % of base salary)	55%	110%	220%
Actual:				114%

(1)	Mr. Yabuki’s contractual target cash incentive award is 125% of his base salary.

(2)	The target adjusted earnings per share for 2008 of $3.26 per share represents a 22% increase over the adjusted earnings per share for 2007.

Messrs. Gupta and Warsop

The cash incentive payments to Messrs. Gupta and Warsop for 2008 were based 45% on achievement of corporate performance targets (adjusted earnings per share, adjusted internal revenue growth and cost synergies) and 55% on achievement of group operating performance targets (adjusted group net operating profit and adjusted group internal revenue) and achievement of individual management objectives, including strategic progress, client satisfaction, and organizational and product integration. Adjusted earnings per share and adjusted internal revenue growth, both group and corporate, are calculated in the same manner described above for the other named executive officers. Adjusted group net operating profit is considered because we believe it is important to increase operating income and earnings per share. It is calculated as total revenue minus total operating expense, and the adjustments are generally those used in calculating adjusted earnings per share. Cost synergies is considered because the efficient integration of CheckFree is critical to our success and it is calculated as the amount of economic benefit included in our financial statements related to the acquisition of CheckFree. The committee considers company-wide performance measures because Mr. Gupta and Mr. Warsop have the ability to significantly impact these results. The committee also considers group-level results because it believes that they are most relevant to, and can be most directly influenced by, Messrs. Gupta and Warsop. For 2008, the threshold, target, maximum and actual payouts for Messrs. Gupta and Warsop were as follows:

	Threshold	Target	Maximum	Actual Award (as a % of base salary)
R. Gupta
Cash Incentive Award (as a % of base salary)	50%	100%	200%
Actual:				75%
T. Warsop
Cash Incentive Award (as a % of base salary)	50%	100%	200%
Actual:				63%

The adjusted earnings per share and adjusted internal revenue growth threshold, target and maximum goals for Messrs. Gupta and Warsop were set at the same levels as set forth above for the other named executive officers. With respect to adjusted group net operating profit, adjusted group internal revenue and cost synergies, we set the performance goal levels such that we believed it would be unlikely that the top end of the range would be achieved, but it would be reasonably likely that the target would be achieved. Mr. Gupta joined Fiserv at the end of 2006, and Mr. Warsop joined Fiserv in 2007. Mr. Gupta earned more than his target cash incentive award in 2007 and less than his target cash incentive award in 2008. In 2007 and 2008, Mr. Warsop earned less than his target cash incentive award. The cash incentive award payments described above are shown in the Summary Compensation Table below.

Equity Incentive Awards

The committee determined that equity awards to our executive officers should consist of a mix of stock options and restricted stock units to promote both retention and performance.

Mr. Yabuki

When determining the restricted stock units earned by Mr. Yabuki in 2008, the committee considered adjusted earnings per share and adjusted internal revenue growth. The committee considered adjusted earnings per share because we believe that there is a direct correlation between increase in earnings per share and shareholder value, and adjusted internal revenue growth because we believe that it is important to measure how we enhance our revenue growth outside of acquisitions. The adjusted earnings per share and adjusted internal revenue growth targets, maximums and actual results, and the corresponding restricted stock unit awards to Mr. Yabuki, for 2008 were as follows:

	Threshold	Target(1)		Maximum(1)	Actual(1)
J. Yabuki
Adjusted Earnings Per Share (80%)	$3.17	$3.26	(2)	$3.41 or more
Restricted Stock Unit Award	$500,000	$750,000		$1,000,000	$802,500
Adjusted Internal Revenue Growth (20%)	3.30%	5.15%		7.65% or more
Restricted Stock Unit Award	$125,000	$187,500		$250,000	$0

(1)	Award amounts stated as a dollar value subject to award.

(2)	The target adjusted earnings per share for 2008 of $3.26 per share represents a 22% increase over the adjusted earning per share for 2007.

The committee and the board of directors reviewed our and Mr. Yabuki’s performance in 2008, including the matters covered by Mr. Yabuki’s self-appraisal, as discussed above, to determine his stock option awards. Mr. Yabuki received an option to purchase 271,992 shares of our common stock at an exercise price of $32.74, which was equal to the closing price of our common stock on the grant date.

Messrs. Kight, Hirsch, Gupta and Warsop

After taking into account recommendations from our chief executive officer, the committee established target and maximum values of total equity awards, expressed as a percentage of base salary, which each named executive officer could receive. The target equity awards generally reflect the committee’s assessment of the level of an executive officer’s responsibilities within the company. To help ensure that we are incentivizing our executive officers to achieve the goals of our Fiserv 2.0 initiative, this year’s annual equity awards, made in 2009, were based on our judgment regarding the prospective performance of these named executive officers, including with respect to leadership, overall performance and strategic alignment, as well as equity grants to executives serving in comparable positions at peer companies. The grant date fair value of the annual equity incentive awards, restricted stock units and options combined, as a percentage of base salary were as follows:

	Threshold	Target	Maximum	Actual Award (as a % of base salary)
T. Hirsch
Equity Incentive Award (as a % of base salary)	—	160%	200%
Actual:				183%
P. Kight
Equity Incentive Award (as a % of base salary)	—	160%	240%
Actual:				200%
R. Gupta
Equity Incentive Award (as a % of base salary)	—	100%	125%
Actual:				70%
T. Warsop
Equity Incentive Award (as a % of base salary)	—	100%	125%
Actual:				106%

Additional Compensation

Options with Performance-Based Vesting

The CheckFree acquisition was Fiserv’s largest and most transformative to date. To derive the intended benefits from this acquisition, we believe that it is important for us and our leaders to focus on company-wide integration. Therefore, in addition to annual equity awards, in 2008, we granted options with performance-based vesting criteria to, among others, our named executive officers other than Mr. Kight. The number of options granted to each officer was: Mr. Yabuki (36,894), Mr. Hirsch (27,671), Mr. Gupta (23,059) and Mr. Warsop (23,059). These options have an exercise price equal to the closing price of our stock on the date of grant of $54.21.

These options vest in 2011 subject to our achievement of annual or cumulative cost synergy goals and annual or cumulative internal revenue growth rates for 2008, 2009 and 2010.

Criteria	2008	2009	2010	Cumulative Target
Internal Revenue Growth	6%	7%	8%	7% average

Cost Synergies	$35 million	$80 million	$100 million	$100 million

Internal revenue growth percentage is the amount we report in our annual earnings release for such year. Cost synergies is equal to the economic benefit included in our financial statements each year and does not include one-time costs reported as “merger and integration costs.” We believe that cost synergies reflect how well we have integrated CheckFree while internal revenue growth measures how well we are generating revenue from existing and new clients in the combined company. We believe that the achievement of the identified performance targets will generate a significant value return for our shareholders and this equity grant is intended to enhance our leaders’ focus on these goals.

In each of 2009, 2010 and 2011, a named executive officer could earn 10% and 23% of the maximum possible award upon certification by our compensation committee that the prior year’s internal revenue growth target and cost synergies target, respectively, was satisfied. If performance criteria is not satisfied for one or more years, but the committee determines that the cumulative three-year target has been satisfied, the named executive officer will earn an aggregate of 30% of the award upon such determination in the case of internal revenue growth and an aggregate of 70% of the award upon such determination in the case of cost synergies. In any event, a named executive officer may not earn more than 30% of the maximum award with respect to the achievement of internal revenue growth and may not earn more than 70% of the maximum award with respect to the achievement of cost synergies. The earned portion of the award will vest and become exercisable on the date in 2011 when the committee certifies whether the performance criteria for 2010 and the cumulative target performance criteria have been satisfied. For 2008, the committee determined that we achieved the cost synergies target but did not achieve the internal revenue growth target.

Mr. Warsop – Additional Restricted Stock Unit Award

On December 31, 2008, the compensation committee granted 4,000 restricted stock units to Mr. Warsop, all of which vest on the fourth anniversary of the grant date. Mr. Warsop received this award as a result of additional responsibilities he assumed as Group President, Financial Institution Services in connection with the restructuring of our management organization in late 2008 in furtherance of our Fiserv 2.0 strategic plan.

Other Compensation Policies

Securities Trading Policy

We prohibit our executive officers from trading during certain periods at the end of each quarter until after we disclose our financial and operating results. We may impose additional restricted trading periods at any time if we believe trading by executive officers would not be appropriate because of developments that are, or could be, material. In addition, we require pre-clearance by our general counsel and our chief executive officer of all transactions by senior members of management and our board of directors.

Stock Ownership and Disposition Guidelines

We believe that stock ownership by our executive officers is essential for aligning management’s long-term interests with those of our shareholders. To emphasize this principle, we maintain stock ownership guidelines that require our executive officers to own, directly or indirectly, equity having a value of at least a specified multiple of their annual base salaries. All executive officers are expected to satisfy the stock ownership guidelines within five years after they become subject to them with minimum attainment levels beginning at the end of the second year. All named executive officers are currently in compliance with the guidelines. The minimum ownership requirements for our chief executive officer and our other executive officers are set forth below:

Chief Executive Officer	5x base salary
Other Executive Officers	3x base salary

For these purposes, ownership includes interests in restricted stock, restricted stock units, stock acquired through our employee stock purchase plan, and investments in our common stock through our 401(k) savings plan. Shares subject to options and unearned performance-based restricted stock units are not considered in determining whether the ownership requirement is met. We believe that these levels are sufficiently high to demonstrate a commitment to value creation, while satisfying our executive officers’ needs for portfolio diversification. If an executive officer does not achieve the required ownership level, the guidelines permit us to impose sanctions on the executive officer, including, for example, requiring the executive officer to retain all shares acquired on exercise of options, on vesting of restricted stock units or on lapsing of restrictions on restricted stock, or granting all annual incentive compensation in the form of equity rather than cash.

We have also adopted guidelines regarding the number of shares that any director or executive officer may sell in a given year. The guidelines generally provide that an executive officer or director may not, in any particular year, dispose of more than 10% of the shares he or she beneficially owns at the beginning of such year. Shares of our stock that are sold or withheld to pay the applicable option exercise prices or taxes associated with such exercises are not included when determining whether the relevant limitations are satisfied.

Compensation Recoupment Policy

Cash incentive awards paid to an executive officer who engages in fraud or other misconduct leading to a restatement of the operating or financial results used to calculate such incentive awards are subject to recoupment. In addition, equity awards held by any such executive officer that vest on the basis of achievement of operating or financial results are subject to recoupment if such operating or financial results are later restated as a result of such fraud or other misconduct. In this regard: (i) vested but unexercised options or other awards will be immediately cancelled; (ii) vested shares of restricted stock and restricted stock units will be immediately cancelled; and (iii) if the shares subject to any such award have been sold at the time of a restatement, an amount in cash equal to the value of the shares subject to the award on the date of vesting is subject to recoupment. There is no time limit on our ability to recover such amounts other than limits imposed by law; recoupment is available to us regardless of whether the executive officer is still employed by us when repayment is required; the executive officer must repay interest and all costs of collection; and we have the right to offset the repayment amount from any compensation owed by us to the executive officer. Our board of directors, or a committee of independent directors, is responsible for determining whether recoupment is appropriate and the specific amount, if any, to be recouped by us.

Equity Award Grant Practices

The compensation committee generally approves annual equity awards during its regularly-scheduled February meeting, after we issue our financial results for the prior year. In addition, in order to accommodate the need for periodic awards, the compensation committee delegates its authority to our chief executive officer to enable him to grant equity awards within certain parameters; provided that all grants to directors and executive officers are specifically approved by the compensation committee. Our approval process for making equity awards does not allow for discretion in selecting the timing of awards or specific grant dates. To this end:

•	equity awards to executive officers determined at the February compensation committee meeting are granted immediately following the board meeting;

•	annual equity awards to non-employee directors are granted immediately following the annual meeting of shareholders;

•	equity awards to new employees or directors are granted on the date of commencement of service; and

•

equity awards that are not tied to a specific date (e.g., awards for retention or special recognition) are granted on the last calendar day of the month in which our chief executive officer approves the grant or on the date determined by the compensation committee.

Unless the compensation committee determines otherwise, the exercise price of all options to purchase shares of our common stock is equal to the closing market price of our common stock on the grant date.

Deductibility of Compensation

Section 162(m) of the Internal Revenue Code places a limit of $1,000,000 on the amount of compensation that we may deduct in any one year with respect to our chief executive officer and each of the next four highest compensated executive officers. Certain performance-based compensation is not subject to the deduction limit. We seek to make cash and equity-based awards under our plans in a manner that is not subject to the limit imposed by Section 162(m). For example, the Incentive Plan has been approved by our shareholders, which is one of the requirements under Section 162(m). Our compensation committee believes that we should use our best efforts to cause any compensation paid to executive officers to be deductible. However, in order to maintain flexibility in compensating our executive officers, it is not a policy of the committee that all executive compensation must be deductible.

Employment and Other Agreements with Executive Officers

Yabuki Employment Agreement

On November 7, 2005, we entered into an employment agreement with Mr. Yabuki that provides that, during the term of his employment, Mr. Yabuki will serve as a director and our president and chief executive officer. Under his employment agreement, as amended, Mr. Yabuki is entitled: (i) to receive an annual salary of at least $840,000; (ii) to participate in our executive incentive compensation plan with a target cash incentive award of not less than 125% of his base salary; (iii) to receive grants of options, restricted stock and/or other equity and long-term awards under our long-term incentive compensation program commensurate with his position; (iv) to receive up to four weeks of vacation; and (v) to participate in our group medical, dental and vision plans and programs, group life and disability insurance plans, 401(k) savings plan and other employee benefit plans and standard benefits as are generally made available to our executive officers. The employment agreement automatically renews for one year terms unless either party gives the other 90 days prior written notice of his or its desire to terminate the agreement. In 2008, we entered into an amended employment agreement with Mr. Yabuki to comply with Section 409A of the Internal Revenue Code. The amended employment agreement requires a six-month delay in post-termination payments and benefits in the event that Mr. Yabuki is considered a “specified employee” within the meaning of Section 409A at the time of a qualifying termination. The amended employment agreement also eliminates certain provisions which are no longer applicable due to the passage of time and extends the term of his employment from December 31, 2008 to December 31, 2009. In 2009, we further amended Mr. Yabuki’s employment agreement to clarify that, in the event of a conflict between his employment agreement and the terms of an equity award agreement, his employment agreement will control unless the equity award agreement provides a more favorable benefit. We selected Mr. Yabuki to succeed our former chief executive officer after conducting a thorough search process. The terms of Mr. Yabuki’s employment agreement and KEESA resulted from an arm’s-length negotiation, and, as a result, we believe the terms reflect the current market terms for the leader of a company of our size in our industry.

Kight Employment Agreement

On May 1, 1997, Mr. Kight, the former chairman and chief executive officer of CheckFree, entered into an employment agreement with CheckFree, which we assumed when we acquired CheckFree in 2007 and amended as described below. Mr. Kight’s employment agreement provides for a minimum base salary of $375,000 and a covenant not to compete during his employment and for one year after termination. The initial term of Mr. Kight’s employment agreement expired on June 30, 2002, but renews automatically for a twelve-month period on each July 1 unless terminated by us or Mr. Kight as provided in the employment agreement. In 2008, we entered into an amended employment agreement with Mr. Kight to comply with Section 409A. The amended employment agreement requires a six-month delay in post-termination payments and benefits in the event that Mr. Kight is considered a “specified employee” within the meaning of Section 409A at the time of a qualifying termination. Mr. Kight’s amended employment agreement provides that, after the six-month delay, his severance payment will be made in a lump sum instead of 24 monthly installments. In addition, Mr. Kight’s amended employment agreement: clarifies how health, life and disability benefits will or may be continued following termination in accordance with Section 409A; eliminates certain provisions which are no longer applicable due to the passage of time; and provides that the definition of change in control means our acquisition of CheckFree. If Mr. Kight’s employment is terminated by us without cause not in connection with a change in control, he is entitled to receive certain payments and benefits from us pursuant to the terms of his employment agreement. Mr. Kight is also a party to a retention agreement that provides for a number of additional benefits. For additional information regarding Mr. Kight’s retention agreement, see below under the heading “– Retention Agreement.” For additional information regarding post-termination payments to Mr. Kight under his employment agreement, please see “Potential Payments on Termination or Change in Control” in this proxy statement.

Gupta and Warsop Employment Agreements

We entered into an employment agreement dated November 21, 2006 with each of Messrs. Gupta and Warsop pursuant to which we agreed to employ each of them until one party provides the other with a notice of termination. Under their employment agreements, each of Messrs. Gupta and Warsop is entitled: (i) to receive an annual salary of at least $400,000 and $350,000, respectively; (ii) to participate in our executive incentive compensation plan; (iii) to participate in our executive long-term incentive compensation program; (iv) to receive a minimum of four weeks paid vacation; and (v) to participate in our employee benefit plans, welfare benefit plans, retirement plans and other fringe benefit plans generally in effect for our executive officers. On December 18, 2006, pursuant to his employment agreement, we granted Mr. Gupta 15,000 stock options that vest 1/3 on each of the second, third and fourth anniversaries of the grant date, and 6,950 shares of restricted stock, all of which vest on the fourth anniversary of the grant date. In addition, on March 30, 2007, pursuant to his employment agreement, we granted Mr. Gupta 17,425 stock options that vest 1/5 on each of the first through fifth anniversaries of the grant date, and 2,356 shares of restricted stock, half of which vest on each of the third and fourth anniversaries of the grant date. On January 2, 2007, pursuant to his employment agreement, we granted Mr. Warsop 15,000 stock options that vest 1/3 on each of the second, third and fourth anniversaries of the grant date, and 15,000 shares of restricted stock, all of which vest on the fourth anniversary of the grant date. In 2008, we entered into an amended employment agreement with each of Messrs. Gupta and Warsop to comply with Section 409A. The amended employment agreements require a six-month delay in post-termination payments and benefits in the event that Mr. Gupta or Mr. Warsop, as applicable, is considered a “specified employee” within the meaning of Section 409A at the time of a qualifying termination. Mr. Gupta’s and Mr. Warsop’s amended employment agreements also provide that, after the six-month delay, each of their severance payments will be made in a lump sum instead of 12 monthly installments. We selected Messrs. Gupta and Warsop after conducting a thorough search process. The terms of Mr. Gupta’s and Mr. Warsop’s employment agreements and KEESAs resulted from arm’s-length negotiations, and, as a result, we believe the terms reflect the current market terms for an operational leader of a company of our size in our industry.

Key Executive Employment and Severance Agreements; Retention Agreement

We have entered into Key Executive Employment and Severance Agreements, or “KEESAs,” with our executive officers, other than Mr. Kight, that provide for potential benefits in connection with a change in control. We have entered into a retention agreement with Mr. Kight. A complete discussion of the terms of the KEESAs and the retention agreement, together with an estimate of the amounts potentially payable under each KEESA and the retention agreement, appears below under the heading “Potential Payments Upon Termination or Change in Control.”

KEESAs

We began to enter into KEESAs in 2001. The agreements provide for the amounts and types of benefits that we believe will enable us to keep our executive officers’ interests aligned with those of our shareholders in the event of a change in control by allowing them to concentrate on taking actions that are in the best interests of our shareholders without consideration of whether their actions may ultimately have an effect on the security of their employment. We believe these agreements will keep our executive officers focused on their performance, and not their personal financial situations, in the face of uncertain or difficult times or events beyond their control. We also intend the benefits to recognize past contributions by the executive officers if they are asked to leave, and to help to prevent the departure of key managers in connection with an anticipated or actual change in control. The KEESAs fulfill these purposes by generally providing for severance in the event of a qualifying termination following a change in control and vesting of outstanding equity awards upon a change in control. We believe these agreements provide for an equitable financial transition for an executive officer when an adverse change in his or her employment status is required as a result of certain unexpected corporate events. The committee selected the triggering events for benefits under the KEESAs based on its judgment that the change in control events described in the KEESAs are likely to result in the concerns described above. Based on our experience, the benefits were consistent with the types of benefits that senior executives expected in 2001 and currently. New executive officers have generally entered into KEESAs with the same economic terms as those provided since 2001. Thus, benefits for new executive officers are generally consistent with those for executive officers with existing agreements. We believe that this helps us achieve compensation that is equitable among executive officers. Because these agreements have been entered into for the specific purposes described above, these arrangements do not affect the decisions we make with respect to annual or long-term compensation.

In 2008, we amended the KEESAs to comply with Section 409A. The amended KEESAs require a six-month delay of post-termination payments and benefits in the event that the named executive officer is a “specified employee” within the meaning of Section 409A at the time of a qualifying termination in connection with a change in control of our company. The amended KEESAs also contain other provisions designed to comply with Section 409A, including defining when a “separation from service” has occurred for purposes of receiving any severance payments or benefits under the amended KEESA. To clarify what severance compensation is payable in connection with a termination without cause, resignation for good reason, death, disability or retirement following a change in control, we amended the definition of “accrued benefits” and created a new term “prorated bonus.” In addition, the amended KEESAs clarify how health, life and disability benefits will or may be continued following termination in accordance with Section 409A. The amended KEESAs do not increase the amounts payable to the named executive officers in connection with a change in control of our company or a subsequent qualifying termination event as compared to the KEESAs previously in effect.

Retention Agreement

On July 27, 2007, Mr. Kight entered into a retention agreement with CheckFree, which we assumed in 2007, that provided for certain rights, payments and benefits following the change in control of CheckFree and provides for other payments and benefits following a qualifying termination event after our acquisition of CheckFree. In connection with the acquisition, Mr. Kight’s retention agreement was first amended in August 2007 to clarify the circumstances under which he may terminate his employment for “good reason” following our acquisition and to change the treatment of his unvested equity awards as a result of the acquisition. We amended Mr. Kight’s retention agreement again in December 2008 to comply with Section 409A. The unvested restricted stock and unvested stock options held by Mr. Kight at the time we acquired CheckFree in 2007 were converted into Fiserv restricted stock and stock options which vested in full on the one-year anniversary of the acquisition. Mr. Kight’s retention agreement provides for an 18-month employment period that began at the time of our acquisition and during which his position, pay and benefits are to remain at least as favorable as those in place at the time of the acquisition. Generally, he must experience a qualifying termination of employment during the 18-month employment period to receive any additional payments or benefits. Furthermore, Mr. Kight’s retention agreement provides that if he is entitled to severance pay and other benefits under his retention agreement and his employment agreement, he will receive the greatest aggregate amounts and benefits due pursuant to one of those agreements but will not be entitled to a duplication of such amounts and benefits. We discuss Mr. Kight’s retention agreement, as amended, more fully in this proxy statement under “Potential Payments on Termination or Change in Control.”

Compensation Committee Interlocks and Insider Participation

There are no compensation committee interlocks between us and other entities involving our executive officers and directors who serve as executive officers or directors of such other entities. During the last completed fiscal year, no member of the compensation committee was a current or former officer or employee.

Compensation Committee Report

The compensation committee has reviewed and discussed the “Compensation Discussion and Analysis” contained in this proxy statement with management. Based on our review and the discussions with management, the compensation committee recommended to the board of directors that the Compensation Discussion and Analysis be included in this proxy statement and incorporated by reference in our Annual Report on Form 10-K for the year ended December 31, 2008.

Glenn M. Renwick, Chairman

Gerald J. Levy

Doyle R. Simons

COMPENSATION OF EXECUTIVE OFFICERS

The following table sets forth in summary form the compensation of our chief executive officer, our chief financial officer and our next three highest paid executive officers (collectively, our “named executive officers”) for the year ended December 31, 2008.

SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary ($)	Bonus ($)		Stock Awards ($)(1)	Option Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)(2)	All Other Compensation ($)(3)	Total ($)
Jeffery W. Yabuki President and Chief Executive Officer	2008 2007 2006	$840,000 840,000 840,000	— — —		$1,119,161 1,004,284 810,457	$3,055,633 2,972,610 1,865,852	$1,092,000 888,720 893,760	$12,926 1,368,216 2,100	$6,119,720 7,073,830 4,412,169

Thomas J. Hirsch Executive Vice President, Chief Financial Officer and Treasurer	2008 2007 2006	400,000 400,000 301,667	— — —		109,122 83,017 46,926	535,644 348,368 131,941	332,800 300,000 224,500	12,238 25,060 19,100	1,389,804 1,156,445 724,134
Peter J. Kight Vice Chairman	2008	560,000	—		52,707	200,356	640,600	6,900	1,460,563
Rahul Gupta(4) Executive Vice President, Financial Institution Services	2008	400,000	—		143,792	360,449	301,700	13,269	1,219,210
Thomas W. Warsop III	2008	400,000	—		218,065	279,135	250,000	22,126	1,169,326
Executive Vice	2007	350,000	$600,000	(5)	195,363	70,107	100,000	30,555	1,346,025
President and Group President, Financial Institution Services

(1)	The amounts represent compensation expense recognized pursuant to Statement of Financial Accounting Standard No. 123 (revised 2004), “Share-Based Payment” (“SFAS 123R”) during the years ended December 31, 2008, 2007 and 2006 (disregarding the estimate of forfeitures related to service-based vesting conditions) with respect to equity awards held by the named executive officers. Additional information about the assumptions that we used when valuing equity awards is set forth in our Annual Reports on Form 10-K in the Notes to Consolidated Financial Statements for our fiscal years ended December 31, 2008, 2007, 2006, 2005 and 2004.

(2)	These non-equity incentive plan compensation payments were made pursuant to the Fiserv, Inc. 2007 Omnibus Incentive Plan for 2008 and Fiserv, Inc. Executive Incentive Compensation Plan for 2007 and 2006. These awards were earned in the year listed and paid in the following year.

(3)

The amounts shown in this column for 2008, 2007 and 2006 include company matching and discretionary contributions under our 401(k) savings plan. For 2008, we contributed $9,200 under our 401(k) savings plan for each of Messrs. Yabuki, Hirsch, Gupta and Warsop and $6,900 under our 401(k) savings plan for Mr. Kight. For 2007, we contributed the following amounts under our 401(k) savings plan for Messrs. Yabuki and Hirsch, respectively: $58,763 and $25,060. For 2006, the amounts shown represent what we contributed under our 401(k) savings plan for Messrs. Yabuki and Hirsch. The amount shown for 2008 also includes company-paid premiums for supplemental long-term disability insurance for Mr. Yabuki ($3,726), Mr. Hirsch ($3,038), Mr. Gupta ($4,069) and Mr. Warsop ($2,879). The amount shown for Mr. Warsop for 2008 also includes $10,047 of reimbursement for relocation expenses pursuant to the terms of his employment agreement. The amount shown for Mr. Yabuki and Mr. Warsop for 2007 also includes $1,309,453 and $30,555, respectively, of reimbursement for relocation expenses pursuant to the terms of their respective employment agreements.

(4)	Mr. Gupta remains employed with Fiserv but is no longer deemed to be an executive officer as of January 1, 2009.

(5)	Represents the $450,000 payment we made to Mr. Warsop pursuant to his employment agreement in connection with his commencement of employment and $150,000 of Mr. Warsop’s 2007 cash incentive award that we paid during 2007.

The material terms of Messrs. Yabuki’s, Kight’s, Gupta’s and Warsop’s employment agreements and Mr. Kight’s retention agreement are set forth above under the heading “Compensation Discussion and Analysis – Employment and Other Agreements with Executive Officers.” Mr. Hirsch does not have an employment agreement other than the KEESA, which, together with the estimated possible benefits payable thereunder, is discussed below.

GRANTS OF PLAN-BASED AWARDS IN 2008

Name	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)	All Other Stock Awards: Number of Shares of Stock or Units (#)(3)		All Other Option Awards: Number of Securities Underlying Options (#)(4)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)(5)
		Threshold ($)	Target ($)	Maximum ($)	Target (#)
J. Yabuki(6)		$529,200	$1,050,000	$2,100,000
	2/27/08				36,894				$54.21	$768,133
	2/27/08					12,703				688,630
	2/27/08							95,274	54.21	1,983,605
T. Hirsch(6)		160,000	320,000	640,000
	2/27/08				27,671				54.21	576,110
	2/27/08					3,229				175,044
	2/27/08							24,212	54.21	504,094
P. Kight(6)		308,000	616,000	1,232,000
	2/27/08					4,612				250,017
	2/27/08							34,588	54.21	720,122
R. Gupta(6)		200,000	400,000	800,000
	2/27/08				23,059				54.21	480,088
	2/27/08					1,845				100,017
	2/27/08							13,836	54.21	288,066
T. Warsop(6)		200,000	400,000	800,000
	2/27/08				23,059				54.21	480,088
	2/27/08					1,845				100,017
	2/27/08							13,836	54.21	288,066
	12/31/08					4,000	(7)			145,480

(1)	All non-equity incentive plan awards to our named executive officers for 2008 were paid under the Fiserv, Inc. 2007 Omnibus Incentive Plan (the “Incentive Plan”).

(2)	Our compensation committee granted stock options with performance-based vesting criteria to encourage our named executive officers to focus on company-wide integration following our acquisition of CheckFree in 2007. These options were granted under the Incentive Plan and vest in 2011 subject to our achievement of annual or cumulative cost synergy goals and annual or cumulative internal revenue growth rates for 2008, 2009 and 2010. A description of these performance measures as well as the criteria which must be achieved is set forth in this proxy statement under “Compensation Discussion and Analysis – Additional Compensation – Options with Performance-Based Vesting.” In each of 2009, 2010 and 2011, a named executive officer could earn 10% and 23% of the maximum possible award upon certification by our compensation committee that the prior year’s internal revenue growth target and cost synergies target, respectively, was satisfied. If performance criteria is not satisfied for one or more years, but the committee determines that the cumulative three-year target has been satisfied, the named executive officer will earn an aggregate of 30% of the award upon such determination in the case of internal revenue growth and an aggregate of 70% of the award upon such determination in the case of cost synergies. In any event, a named executive officer may not earn more than 30% of the maximum award with respect to the achievement of internal revenue growth and may not earn more than 70% of the maximum award with respect to the achievement of cost synergies. The earned portion of the award will vest and become exercisable on the date in 2011 when the committee certifies whether the performance criteria for 2010 and the cumulative target performance criteria have been satisfied.

(3)	Unless otherwise noted, our compensation committee granted these restricted stock unit awards in early 2008 after the completion of our 2007 fiscal year. An analysis of how we determined the restricted stock unit awards that we granted for 2007 performance is included in our proxy statement for our 2008 annual meeting of shareholders under “Compensation Discussion and Analysis.” We granted these awards to our named executive officers under the Incentive Plan. One-third of these restricted stock units will vest on each of the second, third and fourth anniversaries of the grant date.

(4)	Our compensation committee granted these stock option awards in early 2008 after the completion of our 2007 fiscal year. An analysis of how we determined the stock option awards that were granted for 2007 performance is included in our proxy statement for our 2008 annual meeting of shareholders under “Compensation Discussion and Analysis.” We granted these awards to our named executive officers under the Incentive Plan. One-third of these options vest on each anniversary of the grant date. These options have an exercise price equal to the closing price of our common stock on the grant date and expire on the 10 year anniversary of the grant date.

(5)	The amounts in the table represent the grant date fair value of the award calculated in accordance with SFAS 123R. Information about the assumptions that we used when valuing equity awards is set forth in our Annual Report on Form 10-K in Note 7 to the Consolidated Financial Statements for the year ended December 31, 2008.

(6)	For 2008, the threshold, target and maximum cash incentive awards payable to Messrs. Yabuki, Hirsch, Kight, Gupta and Warsop are discussed above under “Compensation Discussion and Analysis – 2008 Named Executive Officer Compensation.”

(7)	On December 31, 2008, our compensation committee granted Mr. Warsop these restricted stock units as a result of the additional responsibilities he assumed as Group President, Financial Institution Services late in 2008. All of these restricted stock units vest on the fourth anniversary of the grant date.

OUTSTANDING EQUITY AWARDS AT DECEMBER 31, 2008

	Option Awards							Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock that Have Not Vested (#)		Market Value of Shares or Units of Stock that Have Not Vested ($)(1)
J. Yabuki
								29,289	(2)	$1,065,241
				36,894	(3)	$54.21	2/27/2018
	—	95,274	(4)			54.21	2/27/2018
	49,756	74,636	(5)			54.69	2/23/2017
	225,000	—				46.09	12/1/2015
	87,000	58,000	(6)			46.09	12/1/2015
T. Hirsch
								12,753	(7)	463,827
				27,671	(3)	54.21	2/27/2018
	—	24,212	(4)			54.21	2/27/2018
	10,000	15,000	(5)			54.69	2/23/2017
	—	20,000	(8)			44.32	5/1/2016
	2,125	1,417	(9)			41.21	2/21/2016
	2,892	724	(10)			38.16	2/16/2015
	4,840	—				38.73	2/18/2014
	2,388	—				30.99	2/11/2013
	5,764	—				41.57	2/13/2012
	5,124	—				37.0417	2/14/2011
	1,429	—				21.3333	2/16/2010
P. Kight								4,612	(11)	167,738
	—	34,588	(4)			54.21	2/27/2018
	17,983	—				42.90	12/3/2017
	37,693	—				39.73	12/3/2017
R. Gupta								11,151	(12)	405,562
				23,059	(3)	54.21	2/27/2018
	—	13,836	(4)			54.21	2/27/2018
	3,485	13,940	(13)			53.06	3/30/2017
	5,000	10,000	(14)			52.49	12/18/2016
T. Warsop
								20,845	(15)	758,133
				23,059	(3)	54.21	2/27/2018
	—	13,836	(4)			54.21	2/27/2018
	—	15,000	(16)			52.42	1/02/2017

(1)	The amounts in this column were calculated by multiplying the closing market price of our common stock on December 31, 2008 (the last day that Nasdaq was open for trading during our most recently completed fiscal year), $36.37, by the number of unvested shares.

(2)	The restrictions on 8,293 of these shares of restricted stock will lapse on each of February 23, 2010 and 2011; 4,234 of these restricted stock units will vest on each of February 27, 2010 and 2011; and 4,235 of these restricted stock units will vest on February 27, 2012.

(3)	These options vest in 2011 subject to our achievement of annual or cumulative cost synergy goals and annual or cumulative internal revenue growth rates for 2008, 2009 and 2010. In each of 2009, 2010 and 2011, a named executive officer could earn 10% and 23% of the maximum possible award upon certification by our compensation committee that the prior year’s internal revenue growth target and cost synergies target, respectively, was satisfied. If performance criteria is not satisfied for one or more years, but the committee determines that the cumulative three-year target has been satisfied, the named executive officer will earn an aggregate of 30% of the award upon such determination in the case of internal revenue growth and an aggregate of 70% of the award upon such determination in the case of cost synergies. In any event, a named executive officer may not earn more than 30% of the maximum award with respect to the achievement of internal revenue growth and may not earn more than 70% of the maximum award with respect to the achievement of cost synergies. The earned portion of the award will vest and become exercisable on the date in 2011 when the committee certifies whether the performance criteria for 2010 and the cumulative target performance criteria have been satisfied. For 2008, the committee determined that we achieved the cost synergies target but did not achieve the internal revenue growth target.

(4)	One-third of the options vest on each anniversary of the grant date, February 27, 2008.

(5)	One-fifth of the options vest on the grant date, February 23, 2007, and thereafter, on each anniversary of the grant date.

(6)	One-fifth of the options vest on each anniversary of the grant date, December 1, 2005.

(7)	The restrictions on 3,512 of these shares of restricted stock will lapse on each of February 21, 2009 and 2010; the restrictions on 1,250 of these shares of restricted stock will lapse on each of February 23, 2010 and 2011; 1,076 of these restricted stock units will vest on each of February 27, 2010 and 2011; and 1,077 of these restricted stock units will vest on February 27, 2012.

(8)	All of the options vest on May 1, 2009.

(9)	One-fifth of the options vest on the grant date, February 21, 2006, and thereafter, on each anniversary of the grant date.

(10)	One-fifth of the options vest on the grant date, February 16, 2005, and thereafter, on each anniversary of the grant date.

(11)	1,537 of these restricted stock units will vest on each of February 27, 2010 and 2011 and 1,538 of these restricted stock units will vest on February 27, 2012.

(12)	The restrictions on 1,178 of these shares of restricted stock will lapse on each of March 30, 2010 and 2011; the restrictions on 6,950 of these shares of restricted stock will lapse on December 18, 2010; and 615 of these restricted stock units will vest on each of February 27, 2010, 2011 and 2012.

(13)	One-fifth of these options vest on each anniversary of the grant date, March 30, 2007.

(14)	One-third of these options vest on each of December 18, 2008, 2009 and 2010.

(15)	The restrictions on 15,000 these shares of restricted stock will lapse on January 2, 2011; 615 of these restricted stock units will vest on each of February 27, 2010, 2011 and 2012; and 4,000 of these restricted stock units will vest on December 31, 2012.

(16)	One-third of the options vest on each of January 2, 2009, 2010 and 2011.

All of the agreements that govern equity awards contain provisions that provide for automatic vesting in the event that certain age and/or term of service requirements are achieved at the time of an executive officer’s retirement. If these requirements are met, the options may vest and the restrictions on the shares of restricted stock may lapse earlier than indicated in the table above.

OPTION EXERCISES AND STOCK VESTED DURING 2008

During our fiscal year ended December 31, 2008, the named executive officers below had restrictions with respect to shares of restricted stock held by them lapse. No named executive officers exercised options to purchase shares of our common stock during the year.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(1)
J. Yabuki	—	—	52,849	$1,691,696
P. Kight	—	—	85,678	2,830,801

(1)	The “Value Realized on Vesting” was calculated by multiplying the number of shares acquired on vesting times the market value of the shares on the vesting date.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

In the discussion below, we describe potential payments to the named executive officers upon termination of employment or a change in control. The following descriptions of arrangements under which our named executive officers may become entitled to potential payments upon termination or change in control are qualified in their entirety by reference to the relevant agreements. The complete definitions of cause, good reason, disability and change in control are set forth in: Mr. Yabuki’s employment agreement and KEESA and Mr. Warsop’s employment agreement, which were filed with our Current Report on Form 8-K on December 23, 2008; the KEESAs for Messrs. Hirsch, Gupta and Warsop, a form of which was filed with our Current Report on Form 8-K on December 23, 2008; Mr. Kight’s employment agreement, which was filed with our Annual Report on Form 10-K for our fiscal year ended December 31, 2008, retention agreement, which was filed with CheckFree’s Current Report on Form 8-K filed on July 31, 2007, amendment number 1 to retention agreement, which was filed with CheckFree’s Current Report on Form 8-K filed August 7, 2007, and amendment number 2 to retention agreement, which was filed with our Annual Report on Form 10-K for our fiscal year ended December 31, 2008; Mr. Gupta’s employment agreement, which we will file with our Quarterly Report on Form 10-Q for the quarter ended March 31, 2009; and the relevant stock option, restricted stock and restricted stock unit award agreements, forms of which we have filed with the Securities and Exchange Commission.

“Cause” under the agreements generally refers to specified types of serious misconduct that may harm our company. In some cases, executive officers have “good reason” to terminate their employment if we change in a negative manner their working conditions or position within our organization, if we modify their travel requirements, or if we breach the terms of the agreements. “Disability” under the agreements generally means physical or mental illness that causes the executive officer to become disabled to a degree as to be unable to perform substantially all of his duties for a continuous period of six months. The complete definitions may vary from agreement to agreement. Accordingly, the preceding summary description of the definitions is qualified by reference to the agreements themselves.

Employment Agreements

Our employment agreements with Messrs. Yabuki, Kight, Gupta and Warsop provide for potential payments on certain terminations of employment. As described above under “Compensation Discussion and Analysis—Employment and Other Agreements with Executive Officers” we amended these agreements in 2008 primarily to make changes required by Section 409A of the Internal Revenue Code.

Terms of Employment Agreement with Mr. Yabuki. We have the right to terminate Mr. Yabuki’s employment at any time. Under his employment agreement, if we terminate Mr. Yabuki’s employment or fail to renew the term of his employment other than for death, disability or cause, or Mr. Yabuki terminates his employment for good reason, he is entitled to receive (i) a lump sum payment equal to two times his base salary and target cash incentive award, (ii) full vesting of all equity and long-term awards, (iii) a lump sum payment equal to any cash incentive compensation that has been allocated or awarded, but not paid, to him for a measuring period ending prior to the date of termination and (iv) reimbursement for COBRA or other health insurance premiums for up to two years following the date of his termination. If Mr. Yabuki’s employment is terminated for death or disability, he, or his estate as applicable, is entitled to receive full vesting of all equity and long-term awards and a lump sum payment equal to any cash incentive compensation that has been allocated or awarded, but not paid, to him for a measuring period ending prior to the date of termination. Mr. Yabuki will also be entitled to receive an excise tax gross-up payment so that the net amount retained by Mr. Yabuki, after deduction of all applicable taxes and any interest, penalties or additions with respect thereto, equals the total present value of the payments to which Mr. Yabuki is entitled under his employment agreement or KEESA at the time such payments are to be made. If the benefits to Mr. Yabuki under his employment agreement are duplicative of benefits provided under his KEESA, his employment agreement provides that Mr. Yabuki will receive the most favorable benefits (determined on a benefit-by-benefit basis) under his KEESA or his employment agreement. Post-termination payments and benefits (other than payments to cover employment taxes due on such amounts) are subject to a six-month delay in the event that Mr. Yabuki is considered a “specified employee” within the meaning of Section 409A at the time of a qualifying termination. Mr. Yabuki’s employment agreement requires him to maintain the confidentiality of all confidential information he obtains concerning our company, unless otherwise required by law, and, during his employment and for 12 months after the termination of his employment, he agrees not to compete with us or solicit our clients or our employees.

Terms of Employment Agreement with Mr. Kight. We have the right to terminate Mr. Kight’s employment at any time. Under his employment agreement, which we assumed when we acquired CheckFree, he is entitled to receive potential payments and benefits upon a qualifying termination. Under his employment agreement, if we terminate Mr. Kight’s employment for other than cause, or he terminates his employment because his employment status or responsibilities have been materially and adversely affected, he is entitled to receive (i) the amount of any unpaid but earned incentive compensation, (ii) a lump sum payment equal to two times his average annual compensation includible in his gross income for the 2002 through 2006 taxable years, exclusive of income attributable to the exercise of stock options, (iii) reimbursement for continued participation in life insurance, health, accident and disability plans for up to two years following the date of his termination, and (iv) full vesting of all outstanding stock options issued to Mr. Kight. Post-termination payments and benefits are subject to a six-month delay in the event that Mr. Kight is considered a “specified employee” within the meaning of Section 409A at the time of a qualifying termination. Mr. Kight’s employment agreement also provides that if the payments and benefits due under that agreement would constitute an “excess parachute payment” for purposes of the Internal Revenue Code, then the payments and other benefits will be reduced such that he would not be required to pay the excise tax. Mr. Kight’s employment agreement requires him to maintain the confidentiality of all confidential information he obtains concerning our company, unless otherwise required by law, and, during his employment and for 12 months after the termination of his employment, he agrees not to compete with us or solicit our clients or our employees.

Terms of Employment Agreements with Messrs. Gupta and Warsop. We have the right to terminate Mr. Gupta’s or Mr. Warsop’s employment at any time. Under their respective employment agreements, if we terminate Mr. Gupta’s or Mr. Warsop’s employment other than for death, disability or cause, or if Mr. Gupta or Mr. Warsop terminates his employment because we breach his employment agreement, he is entitled to receive: (i) a lump sum payment equal to 12 months of salary; (ii) in the case of Mr. Warsop a lump sum payment equal to the smaller of $150,000 or the cash incentive award earned in the prior year; (iii) full vesting of the equity awards granted to him upon employment with us; (iv) the benefit of accelerated vesting for all other equity awards as if he had remained employed for an additional 12-month period; and (v) reimbursement of COBRA premiums for up to 12 months following the date of his termination. Post-termination payments and benefits are subject to a six-month delay in the event that Mr. Gupta or Mr. Warsop is considered a “specified employee” within the meaning of Section 409A at the time of a qualifying termination. Each of Messrs. Gupta and Warsop also agrees that he will not compete with us or solicit our clients or employees. Finally, during and following his employment, he agrees to hold in confidence our confidential information and proprietary data. Each of Messrs. Gupta and Warsop agrees that if he breaches his employment agreement, we will be entitled to recover the value of any amounts we previously paid to him as a cash incentive award or long-term incentive award.

Key Executive Employment and Severance Agreements; Retention Agreement

KEESAs

General Benefits

We have entered into KEESAs with each of our named executive officers, other than Mr. Kight, which specify the benefits that we will provide to each in the event that we experience a change in control while they are employed by us. Upon a change in control, all restrictions on restricted stock awards will lapse such that they become fully and immediately vested and all stock options and restricted stock units granted prior to the change in control will become fully and immediately vested. In addition, if we terminate them other than for death, disability or cause, or they resign for good reason, within three years following a change in control, then our named executive officers will be entitled to receive:

•	a cash termination payment equal to two times the sum of (i) their annual salary plus (ii)

¡	their highest annual cash incentive award during the three completed fiscal years before the change in control; or

¡

in the case of Mr. Gupta and Mr. Warsop, the greater of 60% of his annual salary at the time of the change in control or the highest annual cash incentive award during the two completed fiscal years before the change in control because he has not been employed by us for three or more years;

•

with respect to each incentive compensation award made to the named executive officer for all uncompleted periods as of the termination date, a cash payment equal to the value of such award pro rated through the termination date as if the goals with respect to such award had been achieved (at the target level, if applicable), which we refer to as the prorated bonus; and

•

continuation for up to three years of life, disability, hospitalization, medical and dental insurance coverage at our expense as in effect at the termination, in addition to certain other benefits related to securing other employment.

In the event their employment is terminated for death or disability within three years following a change in control, our named executive officers will be entitled to receive the prorated bonus under their KEESAs. If, within three years following a change in control, we terminate the employment of our named executive officers for any reason, or they resign or retire, our named executive officers (or their heirs or estate, as applicable) will also be entitled to receive: any unpaid base salary through the termination date; reimbursement of business expenses incurred through the termination date; any compensation previously deferred by the named executive officer; and the sum of any bonus or incentive compensation allocated or awarded but not yet paid. To comply with Section 409A, the KEESAs require a six-month delay of post-termination payments and benefits (other than payments to cover employment taxes due on such amounts) in the event that the named executive officer is a “specified employee” within the meaning of Section 409A at the time of a qualifying termination in connection with a change in control of our company.

Change in Control Defined

A “change in control” under the KEESAs generally will occur if: any person becomes the beneficial owner of securities representing 20% or more of our outstanding shares of common stock or combined voting power; specified changes occur to our incumbent board of directors; our shareholders approve a merger, consolidation or share exchange with any other corporation, or approve the issuance of voting securities in connection with a merger, consolidation or share exchange; or our shareholders approve a plan of complete liquidation or dissolution or an agreement for the sale or disposition of all or substantially all of our assets.

Excise Tax

The KEESAs of our named executive officers provide that if any portion of the benefits under the KEESAs or any other agreement to which they are a party would constitute an “excess parachute payment” for purposes of the Internal Revenue Code, then they will have the option to receive the total payments and pay the 20% excise tax imposed by the Internal Revenue Code, or have the total payments reduced such that they would not be required to pay the excise tax. Mr. Yabuki’s employment agreement provides for a tax gross-up payment so that the net amount retained by Mr. Yabuki, after deduction of all applicable taxes and any interest, penalties or additions with respect thereto, equals the total present value of the payments to which Mr. Yabuki is entitled under his employment agreement or his KEESA at the time such payments are to be made.

Non-Compete

Each named executive officer with a KEESA agrees that he will not, for a period of six months after the termination date, participate in the management of, be employed by or own any business enterprise at a location within the United States that substantially competes with us or our subsidiaries. In addition, during and following his employment, he will hold in confidence, and not directly or indirectly disclose, use or copy, our confidential information and proprietary data. Finally, he agrees that for a period of two years after the termination date, he will not hire or solicit for employment any person who is or was employed by us during the twelve months preceding his termination.

Retention Agreement

We have entered into a retention agreement with Mr. Kight, which as amended, provides that if we terminate Mr. Kight prior to June 3, 2009 for other than for death, disability or cause, he is entitled to receive (i) a lump sum payment equal to two times the sum of his base salary and target cash incentive award and (ii) during the period when he and his dependents are eligible for COBRA coverage, reimbursement for the difference between COBRA premiums and the amount he would have paid for such coverage had he remained employed. Mr. Kight is entitled to receive the same payments and benefits if he terminates his employment for good reason prior to June 3, 2009; provided, however, that if we diminish his authority, duties or responsibilities, Mr. Kight may terminate his employment prior to June 3, 2010 and still be entitled to receive those amounts. Mr. Kight will also be entitled to receive an excise tax gross-up payment so that the net amount retained by Mr. Kight, after deduction of all applicable taxes and any interest, penalties or additions with respect thereto, equals the total present value of the payments to which Mr. Kight is entitled under his retention agreement at the time such payments are to be made. Post-termination payments and benefits are subject to a six-month delay in the event that Mr. Kight is considered a “specified employee” within the meaning of Section 409A at the time of a qualifying termination. In the event we experience a change in control, under his existing retention agreement, all of Mr. Kight’s outstanding equity awards will immediately vest and become exercisable and/or all restrictions on such awards will lapse. In addition, a new 18-month employment period will begin during which, if he is terminated for other than death, disability or cause, or he resigns for good reason, he would be entitled to receive the payments and benefits described above. His retention agreement provides that if he is entitled to severance pay and other benefits under his retention agreement and his employment agreement, he will receive the greatest aggregate amounts and benefits due pursuant to one of those agreements but will not be entitled to a duplication of such amounts and benefits.

Equity Arrangements

Grants Made Prior to 2008

Equity award agreements for grants made prior to 2008 provide that, on the recipient’s death or disability, and/or if certain levels of years of service are met, a specified percentage of any then-unexercisable stock options will become exercisable by the recipient until the earlier of one year following the triggering event and the stock option expiration date. In addition, the individual restricted stock and restricted stock unit agreements for grants made prior to 2008 provide that, in the event of death or disability, and/or if certain levels of years of service are met, the restrictions on a specified percentage of restricted shares will lapse. Under the individual equity award agreements, unless our board of directors takes action for the continuation or assumption of the awards, upon a change in control all restrictions on restricted stock awards subject to the agreements will lapse such that they become fully and immediately vested and all stock options subject to the agreements will become fully and immediately vested. The individual equity award agreements require our named executive officers not to compete with us or solicit our employees or clients while employed by us or during the 12 months following the termination of their employment.

Grants Made During 2008

Equity awards granted during 2008 are governed by our Fiserv, Inc. 2007 Omnibus Incentive Plan. Other than as described under “– Special Awards 2008” below, equity award agreements under the Incentive Plan provide that, on a recipient’s death, disability or retirement, 100% of any then-unexercisable stock options will become exercisable by the recipient until the earlier of one year following the triggering event or the stock option expiration date. In addition, the restricted stock unit agreements generally provide for pro rata vesting in the event of death, disability or retirement. The equity award agreements require our named executive officers to maintain the confidentiality of our confidential information and not to compete with us or solicit our employees or clients while employed by us or during the 12 months following the termination of their employment. In the event the named executive officer breaches these obligations, we are entitled to recover the value of any amounts previously paid or payable or any shares or the value of any shares delivered pursuant to any of our programs, plans or arrangements.

Upon a change in control, the Incentive Plan provides that if a named executive officer has an employment, retention, change in control or similar agreement that discusses the effect of a change in control on his or her awards, then such agreement will control. Otherwise, the Incentive Plan provides that the successor or purchaser may assume the equity awards or provide substitute awards with similar terms and conditions; provided, that, if within 12 months following the change in control the named executive officer is terminated without cause or terminates his employment for good reason, the assumed equity award or such substitute award will become fully vested and exercisable and/or all restrictions on the award will lapse as of the time immediately prior to such termination of employment. In that case, the named executive officer has 90 days after the termination to exercise an option award unless a longer exercise period is applicable under the agreement, and the confidentiality, noncompete and nonsolicit covenants in the equity award agreement will cease to apply. If the successor or purchaser does not assume the equity award or issue a replacement award, then immediately prior to the change in control, each equity award subject to the agreements will become fully vested and exercisable and/or all restrictions on the award will lapse.

Special Awards 2008

In 2008, we awarded our named executive officers, other than Mr. Kight, options with performance-based vesting criteria over a three-year period. These awards are governed by our Incentive Plan and provide that on the recipient’s death, disability or retirement prior to the end of the performance period, the earned portion of the award will vest and become exercisable and the remainder of the option award will be terminated. Otherwise, upon a termination event before the end of the performance period, these option awards terminate. The equity award agreements for these awards contain similar confidentiality, noncompete and nonsolicit obligations and related provisions and similar change in control provisions as our general equity award agreements described above under “– Grants Made During 2008.”

Cash Incentive Awards for 2008

Our Incentive Plan provides that upon a change in control, the successor or purchaser may assume the cash incentive awards to our named executive officers or provide substitute awards with similar terms and conditions. If the successor or purchaser in the change in control does not assume the cash incentive award or issue a replacement award, then any award earned but not yet paid will be paid to the named executive officer. If the cash incentive award is not yet earned, then the award will be canceled in exchange for a cash payment equal to the product of (1) the amount that would have been due under the canceled award as if the performance goals measured at the time of the change in control were achieved at the same rate through the end of the performance period, and (2) a fraction, the numerator of which is the number of whole months that have elapsed from the beginning of the performance period to the date of the change in control and the denominator of which is the number of whole months in the performance period.

Estimated Potential Payments

In the tables below, we estimate the maximum amount of compensation payable to each of our named executive officers assuming that the triggering event or events indicated occurred on December 31, 2008. In certain circumstances, our named executive officers could elect to have payments reduced to eliminate potential excise taxes; however, for purposes of the tables below, we have assumed that no such election has been made. Except for Messrs. Yabuki and Kight, none of our named executive officers is entitled to receive a tax gross up payment. The amounts shown in the tables below rely on the following assumptions:

•

The amount shown in the table with respect to stock options is equal to the difference between the exercise price of the unvested options held by the named executive officer as of December 31, 2008 and $36.37, the closing price of our common stock on the last trading day of the calendar year.

•

The amount shown in the table with respect to restricted stock and restricted stock units is equal to the closing price of our common stock on the last trading day of the calendar year, $36.37, times the number of unvested shares of restricted stock and restricted stock units held by the named executive officer as of December 31, 2008.

•	For our named executive officers other than Mr. Kight:

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The amount shown for “Prorated Bonus” reflects the named executive officer’s target cash incentive award for 2008 because we assume that the triggering event or events indicated occurred on December 31, 2008.

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The amount shown for “Post-Employment Benefits” on a termination without cause or resignation for good reason following a change in control is the value of three years of continued benefits for the named executive officer and his immediate family, including medical, dental and life insurance. The value of the benefits is based on a number of assumptions, including the continued availability of these types of coverage at expected rates. Accordingly, the amount shown is only an estimate, and the actual amount payable by us may be greater or less than the amount shown.

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The executive officers’ KEESAs provide that the named executive officers are entitled to receive outplacement services at a cost to us of not more than 10% of their respective annual base salaries. Accordingly, the amount shown for outplacement services is 10% of the executive officers’ respective base salaries for 2008.

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The executive officers’ KEESAs provide that the named executive officers are entitled to receive reimbursement for certain fees and expenses, up to $15,000, paid to consultants and legal or accounting advisors in connection with the computation of benefits under the KEESAs. Accordingly, $15,000 is shown for advisor fees for each named executive officer.

•

Mr. Kight’s retention agreement provides that if he is entitled to severance pay and other benefits under his retention agreement and his employment agreement, he will receive the greatest aggregate amounts and benefits due pursuant to one of those agreements but will not be entitled to a duplication of such amounts and benefits. We have determined that in the event his employment had been terminated as of December 31, 2008 by us without cause or by him for good reason, his retention agreement provides him with the greatest aggregate amounts and benefits, and the amounts shown in his table below reflect his retention agreement.

Potential Payments on a Change in Control Without Termination of Employment; Acceleration of Vesting

Name	Number of Option Shares Vested on Accelerated Basis	Number of Restricted Shares and Units Vested on Accelerated Basis	Value Realized
J. Yabuki	264,804	29,289	$1,065,241
T. Hirsch	89,024	12,753	463,827
P. Kight	34,588	4,612	167,738
R. Gupta	60,835	11,151	405,562
T. Warsop	51,895	20,845	758,133

Potential Payments on a Termination of Employment

Mr. Yabuki

Benefits and Payments	Death or Disability (Employment Agreement)	Resignation For Good Reason or Termination Without Cause (Employment Agreement)		Resignation For Good Reason or Termination Without Cause Following Change in Control (KEESA)
Compensation:
Base Salary	—	$1,680,000		$1,680,000
Cash Incentive Award(1)	—	2,100,000		2,100,000	(2)
Prorated Bonus(1)	$1,050,000	1,050,000		1,050,000
Stock Options:
Unvested and Accelerated	—	—		—
Restricted Stock and Restricted Stock Units:
Unvested and Accelerated	1,065,241	1,065,241		1,065,241
Benefits:
Medical/Dental Reimbursement	—	31,955	(3)	—
Post-Employment Benefits	—	—		68,311
Tax Gross-Up (4)	—	—		1,729,154
Outplacement Services	—	—		84,000
Advisor fees	—	—		15,000
Total	$2,115,241	$5,927,196		$7,791,706

(1)	For purposes of estimating this portion of the potential payment to Mr. Yabuki, we have assumed that Mr. Yabuki’s target cash incentive award is equal to 125% of his base salary for 2008.

(2)	If the benefits to Mr. Yabuki under his employment agreement are duplicative of benefits provided under his KEESA, his employment agreement provides that Mr. Yabuki will receive the most favorable benefits (determined on a benefit-by-benefit basis) under his KEESA or his employment agreement. Mr. Yabuki’s employment agreement provides a more favorable cash incentive award element to his severance payment than his KEESA.

(3)	Mr. Yabuki’s employment agreement provides that if he is terminated without cause or resigns for good reason, he is entitled to reimbursement for medical and dental insurance premiums for up to two years following the date of his termination. The amount shown in the table shows the value of two years of continued medical and dental coverage for Mr. Yabuki and his immediate family. The value of the benefit is based on a number of assumptions, including the continued availability of this type of coverage at expected rates. Accordingly, the amount shown in the table is only an estimate, and the actual amount payable by us may be greater or less than the amount shown.

(4)	Mr. Yabuki’s employment agreement provides that if he is terminated without cause or resigns for good reason, and payments or benefits under the employment agreement or any other plan, arrangement or agreement he has with us, including the KEESA, are “excess parachute payments” for purposes of the Internal Revenue Code, then we will pay Mr. Yabuki the amount necessary to offset the excise tax, if any, imposed by the Internal Revenue Code and any additional taxes on the “gross up” payment. The amount shown in the table is based on a number of assumptions regarding the value of the payments to be made and benefits to be provided under the KEESA, which depend on, among other matters, Mr. Yabuki’s annual salary at the time the payment is made, the number of unvested options and shares of restricted stock that are accelerated at the time that the payment is due, and the market price of our common stock. For purposes of this presentation, we have assumed that the change in control occurred on December 31, 2008, that the applicable combined state and federal income tax rate was 43.2%, and that the discount rate was equal to the applicable published Internal Revenue Service federal rate for December 2008. The amount shown in the table is only an estimate, and the actual amount payable by us may be greater or less than the amount shown.

Mr. Hirsch

Benefits and Payments	Death or Disability Prior to a Change in Control (Equity Award Agreements)	Death or Disability Following Change in Control (KEESA)	Resignation For Good Reason or Termination Without Cause Following Change in Control (KEESA)
Compensation:
Base Salary	—	—	$800,000
Cash Incentive Award	—	—	600,000
Prorated Bonus	—	$320,000	320,000
Stock Options:
Unvested and Accelerated	—	—	—
Restricted Stock and Restricted Stock Units:
Unvested and Accelerated	$218,657	463,827	463,827
Benefits:
Post-Employment Benefits	—	—	66,063
Outplacement Services	—	—	40,000
Advisor fees	—	—	15,000
Total	$218,657	$783,827	$2,304,890

Mr. Kight

Benefits and Payments	Death or Disability Prior to a Change in Control of Fiserv, Inc. (Equity Award Agreements)	Resignation For Good Reason or Termination Without Cause (Retention Agreement)	Resignation For Good Reason or Termination Without Cause Following Change in Control of Fiserv, Inc. (Retention Agreement)
Compensation:
Base Salary	—	$1,120,000	$1,120,000
Cash Incentive Award	—	1,232,000	1,232,000
Stock Options:
Unvested and Accelerated	—	—	—
Restricted Stock and Restricted Stock Units:
Unvested and Accelerated	—	—	167,738
Benefits:
COBRA Reimbursement(1)	—	17,586	17,586
Tax Gross-Up	—	—	—
Total	—	$2,369,586	$2,537,324

(1)	Mr. Kight’s retention agreement provides that if he is terminated without cause or resigns for good reason during his employment period, he is entitled to reimbursement for up to 18 months following termination of the difference between (x) COBRA premiums for continued medical and dental coverage and (y) the amount Mr. Kight would have paid for such coverage had he remained employed. The amount shown in the table is the value of that difference for 18 months of continued medical and dental coverage for Mr. Kight and his immediate family. The value of the benefit is based on a number of assumptions, including the continued availability of this type of coverage at expected rates. Accordingly, the amount shown in the table is only an estimate, and the actual amount payable by us may be greater or less than the amount shown.

Mr. Gupta

Benefits and Payments	Death or Disability Prior to a Change in Control (Equity Award Agreements)	Breach of Employment Agreement or Termination Without Cause (Employment Agreement)	Death or Disability Following Change in Control (KEESA)	Resignation For Good Reason or Termination Without Cause Following Change in Control (KEESA)
Compensation:
Base Salary	—	$400,000	—	$800,000
Cash Incentive Award	—	—	—	480,000
Prorated Bonus	—	—	$400,000	400,000
Stock Options:
Unvested and Accelerated	—	—	—	—
Restricted Stock and Restricted Stock Units:
Unvested and Accelerated	$126,386	252,772	405,562	405,562
Benefits:
COBRA Reimbursement	—	15,978(1)	—	—
Post-Employment Benefits	—	—	—	69,153
Outplacement Services	—	—	—	40,000
Advisor fees	—	—	—	15,000
Total	$126,386	$668,750	$805,562	$2,209,715

(1)	Mr. Gupta’s employment agreement provides that if he is terminated without cause or resigns because we breach his employment agreement, he is entitled to reimbursement of COBRA premiums for up to 12 months following the date of his termination. The amount shown in the table is the value of 12 months of continued medical and dental coverage for Mr. Gupta and his immediate family. The value of the benefit is based on a number of assumptions, including the continued availability of this type of coverage at expected rates. Accordingly, the amount shown in the table is only an estimate, and the actual amount payable by us may be greater or less than the amount shown.

Mr. Warsop

Benefits and Payments	Death or Disability Prior to a Change in Control (Equity Award Agreements)	Breach of Employment Agreement or Termination Without Cause (Employment Agreement)		Death or Disability Following Change in Control (KEESA)	Resignation For Good Reason or Termination Without Cause Following Change in Control (KEESA)
Compensation:
Base Salary	—	$400,000		—	$800,000
Cash Incentive Award	—	150,000	(1)	—	500,000
Prorated Bonus	—	—		$400,000	400,000
Stock Options:
Unvested and Accelerated	—	—		—	—
Restricted Stock and Restricted Stock Units:
Unvested and Accelerated	$272,775	545,550		758,133	758,133
Benefits:
COBRA Reimbursement	—	15,978	(2)	—	—
Post-Employment Benefits	—	—		—	63,141
Outplacement Services	—	—		—	40,000
Advisor fees	—	—		—	15,000
Total	$272,775	$1,111,528		$1,158,133	$2,576,274

(1)	Mr. Warsop’s employment agreement provides that if we terminate him without cause, or Mr. Warsop terminates his employment because we breach his employment agreement, he is entitled to receive the smaller of $150,000 or the cash incentive award earned in the prior year.

(2)	Mr. Warsop’s employment agreement provides that if he is terminated without cause or resigns because we breach his employment agreement, he is entitled to reimbursement of COBRA premiums for up to 12 months following the date of his termination. The amount shown in the table is the value of 12 months of continued medical and dental coverage for Mr. Warsop and his immediate family. The value of the benefit is based on a number of assumptions, including the continued availability of this type of coverage at expected rates. Accordingly, the amount shown in the table is only an estimate, and the actual amount payable by us may be greater or less than the amount shown.

COMPENSATION OF DIRECTORS

Compensation of Directors

The compensation committee of the board of directors is responsible for making recommendations to the board regarding director compensation. When considering the fees and equity awards that we provide to non-employee directors for service on the board, the committee reviews our financial performance and general market conditions.

Objectives for Director Compensation

Quality non-employee directors are critical to our success. We believe that the two primary duties of non-employee directors are to effectively represent the long-term interests of our shareholders and to provide guidance to management. As such, our compensation program for non-employee directors is designed to meet several key objectives:

•	Adequately compensate directors for their responsibilities and time commitments and for the personal liabilities and risks that they face as directors of a public company;

•	Attract the highest caliber non-employee directors by offering a compensation program consistent with those at companies of similar size, complexity and business character;

•	Align the interests of directors with our shareholders by providing a significant portion of compensation in equity, and requiring directors to own our stock;

•	Provide compensation that is simple and transparent to shareholders and reflects corporate governance best practices; and

•	Where possible, provide flexibility in form and timing of payments.

2008 Director Compensation

In 2007, we commissioned a competitive market study of non-employee director compensation. The study, conducted by Towers Perrin, focused on non-employee director compensation among companies with revenues and market capitalization similar to ours. The compensation committee also considered the findings of a study commissioned by RiskMetrics and conducted by F.W. Cook, another compensation consulting firm. Based on the committee’s review of this information, it determined that the total compensation levels for our non-employee directors were below median pay levels among companies of our size, structure and scope of operations.

Accordingly, for 2008, we increased both cash compensation and the value of equity awards to our directors, reflecting the level of responsibility borne by directors of a company of our size. We also made a number of other changes to our non-employee director compensation program for 2008 to support the objectives outlined above.

•

We eliminated both board and committee meeting fees. We now provide cash compensation through retainers for board and committee service, as well as separate retainers to the chairpersons of our board committees. These changes simplify the administration of our program and create greater equality in rewarding service on committees of the board. The committee and committee chair retainers compensate directors for the additional responsibilities and time commitments involved with those positions. Our stock ownership guidelines require non-employee directors to own shares of our common stock having a total value equal to five times the annual retainer amount. Accordingly, the decision to no longer pay meeting fees, and to pay only an annual retainer, increased the amount of shares our non-employee directors are required to hold.

•

In order to more accurately compensate the Chairman for his involvement in board and committee matters, and to simplify his compensation, we increased the annual cash retainer for the Chairman from $55,000 to $100,000 and eliminated separate meeting fees. The Chairman will receive equity grants in the same manner as the other non-employee directors.

•

We also simplified vesting for equity grants to non-employee directors. Beginning in 2008, grants of stock options and restricted stock units vest 100% on the earlier of (i) the first anniversary of the grant date or (ii) immediately prior to the first annual meeting of shareholders following the grant date.

•	We also modified the form and timing of director compensation to provide greater flexibility.

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We instituted a non-employee director deferred compensation plan. This plan allows directors to defer all or a part of their cash retainers until after their service on the board ends. Funds in deferred accounts are invested in hypothetical shares of our common stock. We denominate these deferred payments in shares of our common stock to promote alignment between director compensation and the interest of our shareholders.

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Beginning in 2008, we granted restricted stock units to non-employee directors instead of restricted stock. Restricted stock units are hypothetical shares of our common stock that are settled in shares of common stock on a one-for-one basis upon vesting, subject to any deferral elections. Directors may defer receipt of shares issuable pursuant to the restricted stock units until after their service on the board has ended.

Our 2008 non-employee director compensation program is provided below:

Element of Compensation	2008
Board Retainer	$60,000

Chairman’s Retainer	100,000	(1)

Committee Retainer
Audit	12,000
Compensation	10,000
Nominating and Corporate Governance	10,000

Committee Chair Retainer
Audit	7,500
Compensation	7,500
Nominating and Corporate Governance	7,500

Equity Awards
Stock Options	$60,000	(2)
Restricted Stock/Units	$60,000	(3)

(1)	The Chairman’s retainer includes, and is not in addition to, the standard board retainer.

(2)	In 2008, upon being elected or continuing as a director at our annual meeting of shareholders, each non-employee director received a stock option having approximately $60,000 in value, or one exercisable for 3,062 shares. The number of shares for which the option may be exercised was determined by dividing $60,000 by a binomial valuation of an option of one share of our common stock on the grant date. The dollar amount shown in the table is the approximate grant date fair value of the 2008 option award computed in accordance with SFAS 123R.

(3)	In 2008, upon being elected or continuing as a director at our annual meeting of shareholders, each non-employee director received a number of whole restricted stock units determined by dividing $60,000 by the closing price of our common stock on the grant date.

Non-Employee Director Deferred Compensation Plan

Under our non-employee director deferred compensation plan, each non-employee director may defer up to 100% of his or her cash fees. Based on his or her deferral election, the director is credited with a number of share units at the time he or she would have otherwise received the portion of the fees being deferred. Share units are equivalent to shares of our common stock except that share units have no voting rights. Upon cessation of service on the board, the director receives a share of our common stock for each share unit. Such shares are received in a lump sum distribution, and any fractional share units are paid in cash. Share units credited to a director’s account are considered awards granted under our Incentive Plan and count against that plan’s share reserve. The share units and shares of common stock issuable upon distribution are subject to the terms and conditions of our Incentive Plan.

2008 Director Compensation

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)	Option Awards ($)(2)	Total ($)
Donald F. Dillon(3)	$100,000	$36,800	$36,090	$172,890
Daniel P. Kearney (4)	82,000	36,800	36,090	154,890
Gerald J. Levy(5)	80,000	36,800	36,090	152,890
Denis J. O’Leary(6)	72,000	61,791	61,074	194,865
Glenn M. Renwick(7)	77,500	68,738	74,487	220,725
Kim M. Robak(8)	77,500	68,738	66,281	212,519
Doyle R. Simons(9)	70,000	42,804	44,591	157,395
Thomas C. Wertheimer(10)	79,500	68,738	66,886	215,124

(1)	The amounts in this column include the following cash retainer amounts deferred under our non-employee director deferred compensation plan, a non-qualified defined contribution plan: Mr. Kearney ($82,000); Mr. O’Leary ($72,000); Mr. Renwick ($77,500); Ms. Robak ($19,375); and Mr. Simons ($70,000).

(2)	The amounts represent compensation expense recognized pursuant to SFAS 123R during the year ended December 31, 2008 (disregarding the estimate of forfeitures related to service-based vesting conditions) with respect to equity awards held by non-employee directors. Additional information about the assumptions that we used when valuing equity awards is set forth in our Annual Report on Form 10-K in the Notes to Consolidated Financial Statements for our fiscal years ended December 31, 2008, 2007, 2006, 2005 and 2004.

(3)	As of December 31, 2008, Mr. Dillon held 698,357 options to purchase shares of our common stock, 689,871 of which were vested, and 2,995 shares of restricted stock and restricted stock units.

(4)	As of December 31, 2008, Mr. Kearney held 52,620 options to purchase shares of our common stock, 45,503 of which were vested, 2,995 shares of restricted stock and restricted stock units, and 1,875 shares eligible for issuance pursuant to the non-employee director deferred compensation plan.

(5)	As of December 31, 2008, Mr. Levy held 63,342 options to purchase shares of our common stock, 54,856 of which were vested, and 2,950 shares of restricted stock and restricted stock units.

(6)	As of December 31, 2008, Mr. O’Leary held 4,327 options to purchase shares of our common stock, 1,265 of which were vested, 1,176 restricted stock units, and 2,152 shares deferred pursuant to vested restricted stock units and shares eligible for issuance pursuant to the non-employee director deferred compensation plan.

(7)	As of December 31, 2008, Mr. Renwick held 30,475 options to purchase shares of our common stock, 21,989 of which were vested, 2,995 shares of restricted stock and restricted stock units, and 1,772 shares eligible for issuance pursuant to the non-employee director deferred compensation plan.

(8)	As of December 31, 2008, Ms. Robak held 23,247 options to purchase shares of our common stock, 15,212 of which were vested, 2,995 shares of restricted stock and restricted stock units, and 443 shares eligible for issuance pursuant to the non-employee director deferred compensation plan.

(9)	As of December 31, 2008, Mr. Simons held 5,170 options to purchase shares of our common stock, 421 of which were vested, 1,676 shares of restricted stock and restricted stock units, and 1,600 shares eligible for issuance pursuant to the non-employee director deferred compensation plan.

(10)	As of December 31, 2008, Mr. Wertheimer held 26,413 options to purchase shares of our common stock, 18,378 of which were vested, and 2,995 shares of restricted stock and restricted stock units.

Messrs. Yabuki and Kight did not receive any fees or additional equity awards for their service on our board of directors during 2008. Information regarding compensation paid to or earned by Messrs. Yabuki and Kight during 2008 can be found in this proxy statement under “Compensation of Executive Officers.”

Grants of Options and Restricted Stock Units to Non-Employee Directors in 2008

We grant equity awards to non-employee directors upon election to the board and on the date of our annual meeting of shareholders. We make grants to directors who are elected at that meeting and to those who are not up for election at the meeting and continue serving as directors.

We granted options and restricted stock units to our non-employee directors in 2008 as follows:

Name	Stock Awards (#)	Grant Date Fair Value ($)	Option Awards (#)	Grant Date Fair Value ($)
Donald F. Dillon(1)(2)	1,176	$59,964	3,062	$59,985
Daniel P. Kearney(1)(2)	1,176	59,964	3,062	59,985
Gerald J. Levy(1)(2)	1,176	59,964	3,062	59,985
Denis J. O’Leary(1)(2)(3)	1,682	84,956	4,327	84,968
Glenn M. Renwick(1)(2)	1,176	59,964	3,062	59,985
Kim M. Robak(1)(2)	1,176	59,964	3,062	59,985
Doyle R. Simons(1)(2)	1,176	59,964	3,062	59,985
Thomas C. Wertheimer(1)(2)	1,176	59,964	3,062	59,985

(1)	We granted each incumbent non-employee director a number of restricted stock units determined by dividing $60,000 by $50.99, the closing price of our common stock on May 21, 2008, the date of grant. Accordingly, each incumbent non-employee director received 1,176 restricted stock units. The restricted stock units vest 100% on the earlier of (i) the first anniversary of the grant date or (ii) immediately prior to the first annual meeting of shareholders following the grant date. The dollar amount shown in the table is the grant date fair value of the award computed in accordance with SFAS 123R.

(2)	We granted each incumbent non-employee director a number of stock options determined by dividing $60,000 by a binomial valuation of an option of one share of our common stock on the grant date, May 21, 2008. Accordingly, we granted an option to purchase up to 3,062 shares of our common stock at an exercise price of $50.99, the closing price of our common stock on the grant date, to each non-employee director. The options vest 100% on the earlier of (i) the first anniversary of the grant date or (ii) immediately prior to the first annual meeting of shareholders following the grant date. The dollar amount shown in the table is the grant date fair value of the award computed in accordance with SFAS 123R.

(3)	On January 21, 2008, upon his election to our board of directors, Mr. O’Leary received a grant of 506 restricted stock units and an option to purchase up to 1,265 shares of our common stock at an exercise price of $49.39, the closing price of our common stock on the grant date. These restricted stock units and stock options vested 100% on May 21, 2008. The dollar amount shown in the table is the grant date fair value of the award computed in accordance with SFAS 123R.

In 2007, the board of directors adopted share ownership guidelines covering both officers and non-employee directors. Under the guidelines, non-employee directors are required to accumulate and hold our common stock at a market value equal to or greater than five times the amount of the annual board retainer. The value of shares of restricted stock and restricted stock units count towards meeting the minimum ownership amount, as do other shares held by the director. Shares underlying unexercised stock options are not counted. Non-employee directors have five years after they become subject to the guidelines to meet the ownership requirements provided that interim ownership milestones are achieved during the five year period.

Shareholder Proposals for the 2010 Annual Meeting

Any proposal that a shareholder desires to include in our proxy materials for our 2010 annual meeting of shareholders pursuant to Rule 14a-8 under the Exchange Act (“Rule 14a-8”) must be delivered to the following address no later than December 9, 2009: 255 Fiserv Drive, Brookfield, Wisconsin 53045, Attention: Charles W. Sprague, Executive Vice President, General Counsel, Secretary and Chief Administrative Officer.

A shareholder who intends to present business, other than a shareholder’s proposal pursuant to Rule 14a-8, at the 2010 annual meeting must comply with the requirements set forth in our by-laws. Among other matters, a shareholder must give written notice to our corporate Secretary not less than 45 days and not more than 70 days prior to the first anniversary of the date on which we first mailed our proxy materials for the 2009 annual meeting. Because we anticipate mailing our proxy statement for the 2009 annual meeting on April 8, 2009, we therefore must receive notice of a shareholder’s intent to present business, other than pursuant to Rule 14a-8, at the 2010 annual meeting no sooner than January 28, 2010, and no later than February 22, 2010.

If the notice is received after February 22, 2010, then we are not required to permit the business to be presented at the 2010 annual meeting of shareholders because the notice will be considered untimely. Nevertheless, if our board of directors permits a matter of business submitted after February 22, 2010 to be presented at the 2010 annual meeting, then the persons named in proxies solicited by the board of directors for the 2010 annual meeting may exercise discretionary voting power with respect to such proposal.

Annual Report

Our Annual Report for 2008 will be mailed to each shareholder on or about April 8, 2009. Our Annual Report on Form 10-K for 2008, which we filed with the Securities and Exchange Commission, will be furnished without charge to any person requesting a copy thereof in writing and stating such person is a beneficial holder of shares of our common stock on the record date for the 2009 annual meeting. Requests and inquiries should be sent to our corporate Secretary, Charles W. Sprague, at the address below.

Other Matters

As permitted by rules of the Securities and Exchange Commission, services that deliver our communications to shareholders who hold their stock through a bank, broker or other holder of record may deliver a single copy of our Annual Report to shareholders and proxy statement to multiple shareholders sharing the same address. Upon written or oral request, we will promptly deliver a separate copy of our annual report and/or proxy statement to any shareholder at a shared address to which a single copy of each document was delivered. Shareholders may make a request by writing to Charles W. Sprague, Executive Vice President, General Counsel, Secretary and Chief Administrative Officer, Fiserv, Inc., 255 Fiserv Drive, Brookfield, Wisconsin 53045 or by calling him at (262) 879-5000.

By Order of the Board of Directors

Charles W. Sprague, Secretary
Brookfield, Wisconsin
April 8, 2009

APPENDIX A

FISERV, INC.

AMENDED AND RESTATED EMPLOYEE STOCK PURCHASE PLAN

1.	Purpose

Effective January 1, 2000, the Plan was adopted to provide employees of Fiserv and its Designated Subsidiaries with an opportunity to purchase Common Stock of Fiserv through accumulated payroll deductions. The Plan is now amended and restated effective January 1, 2010, subject to the approval by the Fiserv shareholders at the Annual Shareholders Meeting to be held in May, 2009.

It is the intention of Fiserv to have the Plan qualify as an “Employee Stock Purchase Plan” under Section 423 of the Internal Revenue Code of 1986, as amended. The provisions of the Plan, accordingly, shall be construed so as to extend and limit participation in a manner consistent with the requirements of that section of the Code.

2.	Definitions

a.    “Board” shall mean (i) the Board of Directors of Fiserv or (ii) if and to the extent that the Board has appointed a committee, whose members need not be members of the Board of Directors, to exercise some or all of the functions of the Board hereunder, such committee.

b.    “Code” shall mean the Internal Revenue Code of 1986, as amended from time to time. Reference to a section of the Code shall include that section and any comparable section or sections of any future legislation that amends, supplements or supersedes that section.

c.    “Common Stock” shall mean the Common Stock of Fiserv.

d.    “Company” shall mean Fiserv and any Designated Subsidiary of Fiserv. Except where the context clearly requires otherwise, any reference to “Company” in this Plan shall, with respect to a particular Employee, mean the entity by which he or she is employed.

e.    “Compensation” shall mean the total wages, bonuses, commissions and overtime pay compensation paid during an Offering Period by the Company to an Employee, including deferrals described in Sections 415(c)(3)(D) and 132(f)(4) of the Code, but excluding (i) extra compensation based upon special arrangements; (ii) deferred compensation; (iii) reimbursed expenses (including, but not limited to, moving expenses); (iv) expense allowances (including, but not limited to, travel and entertainment expense allowance); (v) stock options and any gain or income attributable thereto; (vi) imputed income with respect to any group life insurance program maintained by the Company on behalf of an Employee; (vii) referral payments; and (viii) other extra compensation (including, but not limited to, cash and non-cash fringe benefits).

f.    “Designated Subsidiary” shall mean any Subsidiary that has been designated by the Board from time to time in its sole discretion as eligible to participate in the Plan.

g.    “Employee” shall mean a person employed by the Company on or after January 1, 2010, whose customary employment with the Company is more than five (5) months in any calendar year. Notwithstanding the preceding, any leased employee, as defined in Code Section 414(n)(2), and any individual performing services for the Company as an independent contractor or other contract service provider under the terms of a contract, agreement or other special arrangement between the Company and the individual, or other third party, that the parties do not contemplate being an employment relationship, shall not be considered as an Employee for any purpose under the Plan.

h.    “Enrollment Date” shall mean the first day of each Offering Period.

i.    “Exercise Date” shall mean the last Trading Day of each Offering Period.

j.    “Fair Market Value” shall mean, as of any date, the closing sales price for a share of Common Stock (or the closing bid, if no sales were reported) as quoted on such exchange or system for the last market trading day on the date of such determination, as reported in The Wall Street Journal or such other source as the Board deems reliable.

k.    “Fiserv” shall mean Fiserv, Inc., a Wisconsin corporation.

l.    “Foreign Employee” shall mean an Employee who is a citizen or resident of a foreign jurisdiction (without regard to whether the Foreign Employee is also a citizen of the United States or a resident alien within the meaning of Code section 7701(b)(1)(A)).

m.    “Grant Date” shall mean the same day as the Exercise Date; provided, however, that if the Board exercises its power under Section 19 to (i) designate a maximum number of shares that may be purchased by each employee during an Offering Period or (ii) require the application to establish the maximum number of shares that may be purchased by each employee during an Offering Period, then “Grant Date” shall mean the first Trading Day of each Offering Period.

n.    “Offering Period” shall mean each of the calendar quarters of each year. The duration of Offering Periods may be changed pursuant to Section 4 of this Plan; provided that in no event may an Offering Period extend beyond the fifth anniversary of the Grant Date.

o.    “Plan” shall mean this Employee Stock Purchase Plan as it may be amended from time to time.

p.    “Purchase Price” shall mean an amount equal to 85% of the Fair Market Value of a share of Common Stock on the Exercise Date; provided, however, that the Purchase Price may be adjusted by the Board pursuant to Section 19.

q.    “Reserves” shall mean the number of shares of Common Stock covered by each option under the Plan which has not yet been exercised and the number of shares of Common Stock which have been authorized for issuance under the Plan but not yet placed under option.

r.    “Subsidiary” shall mean a domestic or foreign corporation (other than Fiserv) in an unbroken chain of corporations beginning with Fiserv if each of the corporations (other than the last corporation in the chain) owns stock possessing 50% or more of the total combined voting power of all classes of stock in or of the other corporations in the chain. A corporation shall not fail to be a “Subsidiary” because the entity does not exist or has not yet been acquired by Fiserv or a Subsidiary as of the effective date of this amended and restated Plan.

s.    “Trading Day” shall mean a day on which the NASDAQ Stock Market is open for trading.

3.	Eligibility

a.    Any Employee who is employed by the Company on a given Enrollment Date, including an Employee who is on an authorized leave of absence on such date, shall be eligible to participate in the Plan. Notwithstanding the foregoing, the Board may exclude a Foreign Employee from participating in the Plan if the grant of an option to such Employee under the Plan is prohibited under the laws of the applicable foreign jurisdiction or if compliance with the laws of such foreign jurisdiction would cause the Plan to violate the requirements of Code Section 423.

b.    Any provisions of the Plan to the contrary notwithstanding, no Employee shall be granted an option under the Plan (i) to the extent that, immediately after the grant, such Employee (or any other person whose stock would be attributed to such Employee pursuant to Section 424(d) of the Code) would own capital stock of Fiserv or of any Subsidiary and/or hold outstanding options to purchase such stock possessing five percent (5%) or more of the total combined voting power or value of all classes of the capital stock of Fiserv or of any Subsidiary, or (ii) to the extent that his or her rights to purchase stock under all employee stock purchase plans of Fiserv and its Subsidiaries accrues at a rate which exceeds twenty-five thousand dollars ($25,000) worth of stock (determined at the Fair Market Value of the shares on the Grant Date of such option) for each calendar year in which such option is outstanding at any time.

4.	Offering Periods

The Plan shall be implemented by consecutive Offering Periods with a new Offering Period commencing on the first day of the calendar quarters of each year, or on such offer date as the Board shall determine, and continuing thereafter until terminated in accordance with Section 19 hereof. The Board shall have the power to change the duration of Offering Periods (including the commencement dates thereof) with respect to future offerings if such change is announced at least five (5) days prior to the scheduled beginning of the first Offering Period to be affected thereafter.

5.	Participation

a.    An eligible Employee may become a participant in the Plan by completing a participation agreement provided by the Company authorizing payroll deductions and filing it with the Company’s payroll office at least ten (10) business days prior to the applicable Enrollment Date.

b.    Payroll deductions for a participant shall commence on the first payday following the Enrollment Date and shall end on the last payday in the Offering Period to which such authorization is applicable, unless sooner terminated by the participant as provided in Section 10 hereof.

6.	Payroll Deductions

a.    At the time a participant files his or her participation agreement, he or she shall elect to have payroll deductions made on each payday during the Offering Period in any whole percentage, but not exceeding ten percent (10%) of the Compensation which he or she receives on each payday during the Offering Period. Contributions to the Plan other than by payroll deduction are not permitted.

b.    A participant may not change the amount of payroll deductions during an Offering Period, but may change the amount to be deducted for any subsequent Offering Period by filing notice thereof at least ten (10) business days prior to the Enrollment Date on which the subsequent Offering Period commences.

c.    A participant may discontinue his or her participation in the Plan, as provided in Section 10 hereof, during an Offering Period by completing and filing with the Company a form provided for such purpose.

d.    A participant’s participation agreement shall remain in effect for successive Offering Periods (including any portion of an Offering Period during which the participant is on an authorized leave of absence, although payroll deductions will be discontinued for any period for which the participant is not receiving Compensation) unless terminated prior to an Offering Period as provided in Section 10 hereof.

e.    All payroll deductions made for a participant shall be credited to an unfunded and unsecured bookkeeping account maintained on behalf of the participant and deposited with the general funds of the Company.

f.    Notwithstanding the foregoing, to the extent necessary to comply with Section 423(b)(8) of the Code and Section 3(b) hereof, a participant’s payroll deductions may be decreased to zero percent (0%) at any time during an Offering Period. Payroll deductions shall recommence at the rate provided in such participant’s participation agreement for the first Offering Period that has a Grant Date in the following calendar year, unless terminated by the participant as provided in Section 10 hereof.

g.    Notwithstanding the foregoing, if required by the terms of any 401(k) plan sponsored by the Company, a participant’s payroll deductions may be decreased to zero percent (0%) upon the date such participant receives a hardship withdrawal from such 401(k) plan. In such event, payroll deductions shall automatically recommence on the date permitted by such 401(k) plan.

h.    At the time the option is exercised, in whole or in part, or at the time some or all the Common Stock issued under the Plan is disposed of, the participant must make adequate provision for the federal, state or other tax withholding obligations, if any, that arise upon the exercise of the option or the disposition of the Common Stock. At any time, the Company may, but shall not be obligated to, withhold from the participant’s compensation the amount necessary for the Company to meet applicable withholding obligations, including any withholding required to make available to Fiserv any tax deductions or benefits attributable to sale or early disposition of Common Stock by the Employee.

7.	Grant of Option

On the Grant Date of each Offering Period, each eligible Employee participating in such Offering Period shall be granted an option to purchase on the Exercise Date of such Offering Period (at the applicable Purchase Price) up to a number of shares of the Common Stock determined by dividing such Employee’s accumulated payroll deductions as of the Exercise Date by the applicable Purchase Price; provided that such purchase shall be subject to the limitations set forth in Sections 3(b) and 13 hereof. Exercise of the option shall occur as provided in Section 8 hereof, unless the participant has withdrawn pursuant to Section 10 hereof. The Option shall expire on the last day of the Offering Period.

8.	Exercise of Option

Unless a participant withdraws from the Plan at least ten (10) business days prior to the Exercise Date, as provided in Section 10 hereof, his or her option for the purchase of shares shall be exercised automatically on the Exercise Date, and the maximum number of shares (including fractional) shall be purchased for such participant at the applicable Purchase Price with the payroll deductions accumulated during the Offering Period. During a participant’s lifetime, a participant’s option to purchase shares hereunder is exercisable only by him or her.

If the accumulated payroll deductions cannot be used to purchase shares hereunder due to the application of any limits of the Plan or the Code to such individual, the accumulated amounts that are not used to purchase shares shall be credited to the participant’s brokerage account.

If, on any Exercise Date, the total number of shares of Common Stock to be purchased pursuant to the Plan by all participants exceeds the number of shares authorized under the Plan or allocated to such Offering Period by the Board, then each participant shall purchase his or her pro rata portion of the shares of Common Stock remaining available under the Plan based on the amount accumulated for such participant during such Offering Period as compared to the total amount accumulated for all participants during such Offering Period.

9.	Delivery

As soon as administratively practicable following the Exercise Date, the shares of Common Stock purchased on behalf of a participant pursuant to the exercise of his or her option will be credited to an account with a transfer agent or a securities brokerage firm, as determined by Fiserv, in the name of the participant. By electing to participate in the Plan, a participant will be deemed to authorize the establishment of an account in his or her name with the transfer agent or securities brokerage firm selected by Fiserv. A participant may request that the transfer agent or securities brokerage firm arrange, subject to any applicable fee, for the delivery to the participant or an account designated by the participant of some or all of the Common Stock held in the participant’s account. If the participant desires to sell some or all of his or her shares of Common Stock held in his or her account, he or she may do so (i) by disposing of the shares of Common Stock through the transfer agent or securities brokerage firm subject to any applicable fee, or (ii) through such other means as Fiserv may permit.

10.	Withdrawal

a.    At any time during an Offering Period, a participant may terminate his or her payroll deductions under the Plan and withdraw from the Offering Period by delivering to the Company a notice of withdrawal in such form as the Company provides. Such withdrawal may be elected at any time, but must be received no later than ten (10) business days prior to the end of the Offering Period. Upon withdrawal from the Offering Period by a participant, the Company shall distribute to such participant all of his or her accumulated payroll deductions under the Offering Period, without interest, and such participant’s interest in the Offering Period shall be automatically terminated. A participant’s withdrawal from an Offering Period will have no effect on his or her eligibility to participate in subsequent Offering Periods that commence after the termination of the Offering Period from which the participant withdraws, but the participant will be required to deliver a new participation agreement in order to participate in subsequent Offering Periods under the Plan.

b.    A participant’s withdrawal from an Offering Period shall not have any effect upon his or her eligibility to participate in any similar plan, which may hereafter be adopted by Fiserv.

11.	Termination of Employment; Leave of Absence

Upon a participant ceasing to be an Employee for any reason, including death, he or she shall be deemed to have elected to withdraw from the Plan and his or her payroll deductions accumulated during the Offering Period, but not yet used to purchase shares of Common Stock, shall be returned to such participant and such participant’s option shall be automatically terminated. The preceding sentence notwithstanding, a participant who receives payment in lieu of notice of termination of employment shall be treated as continuing to be an Employee for the participant’s customary number of hours per week of employment during the period in which the participant is subject to such payment in lieu of notice. For purposes of this Section 11, a participant will not be deemed to have terminated employment in the case of any leave of absence approved by the Company.

12.	Interest

No interest shall accrue on the payroll deductions of a participant in the Plan.

13.	Stock

a.    Subject to adjustment upon changes in capitalization of Fiserv as provided in Section 18 hereof, the maximum number of shares of the Common Stock which shall be made available for sale under the Plan shall be 1,200,000 shares, plus an annual increase to be added on the first day of Fiserv’s fiscal year beginning in 2011 equal to the least of (i) 1,000,000 shares, (ii) one percent (1%) of the shares of Common Stock outstanding on such date, or (iii) a lesser amount determined by the Board. If, on a given Exercise Date, the number of shares with respect to which options are to be exercised exceeds the number of shares then available under the Plan, Fiserv shall make a pro rata allocation of the shares remaining available for purchase in as uniform a manner as shall be practicable and as it shall determine to be equitable.

b.    A participant shall have no interest or voting right in shares covered by his or her option until the option has been exercised.

c.    Shares to be delivered to a participant under the Plan shall be registered solely in the name of the participant.

d.    Cash dividends attributable to shares allocated to participants’ accounts as of the record date for which such cash dividends are declared will be used to purchase additional full or fractional shares of stock.

14.	Administration

The Plan shall be administered by the Board or a committee appointed by the Board. The Board or its committee shall have full and exclusive discretionary authority to construe, interpret and apply the terms of the Plan, to determine eligibility and to adjudicate all disputed claims filed under the Plan. Every finding, decision and determination made by the Board or its committee shall, to the full extent permitted by law, be final and binding upon all parties.

15.	Transferability

Neither payroll deductions credited to a participant’s account nor any rights to exercise an option or to receive shares under the Plan may be assigned, transferred, pledged or otherwise disposed of in any way by the participant. Any such attempt at assignment transfer, pledge or other disposition shall be without effect, except that the Company may treat such act as an election to withdraw from an Offering Period in accordance with Section 10 hereof.

16.	Use of Funds

All payroll deductions received or held by the Company under the Plan may be used by the Company for any corporate purpose, and the Company shall not be obligated to segregate such payroll deductions.

17.	Reports

Individual accounts shall be maintained for each participant in the Plan. Statements of account shall be given to participating Employees after the end of each Offering Period setting forth with respect to such Offering Period the number of shares purchased and the price per share thereof, and also setting forth the total number of shares then held in each account.

18.	Adjustments Upon Changes in Capitalization, Dissolution, Liquidation, Merger or Asset Sale

a.    Changes in Capitalization. Subject to any required action by the shareholders of Fiserv, the Reserves, the maximum number of shares each participant may purchase per Offering Period (pursuant to Section 7), as well as the price per share and the number of shares of Common Stock covered by each option under the Plan that has not yet been exercised, shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other increase or decrease in the number of shares of Common Stock effected without receipt of consideration by Fiserv; provided, however, that conversion of any convertible securities of Fiserv shall not be deemed to have been “effected without receipt of consideration.” Such adjustment shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issuance by Fiserv of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to an option.

b.    Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of Fiserv, the Offering Period then in progress shall be shortened by setting a new Exercise Date (the “New Exercise Date”), and shall terminate immediately prior to the consummation of such proposed dissolution or liquidation, unless provided otherwise by the Board. The New Exercise Date shall be before the date of Fiserv’s proposed dissolution or liquidation. The Board shall notify each participant in writing at least twenty-one (21) business days prior to the New Exercise Date that the Exercise Date for the participant’s option has been changed to the New Exercise Date and that the participant’s option shall be exercised automatically on the New Exercise Date, unless prior to such date the participant has withdrawn from the Offering Period as provided in Section 10 hereof.

c.    Merger or Asset Sale. In the event of a proposed sale of all or substantially all of the assets of Fiserv, or the merger of Fiserv with or into another corporation, each outstanding option shall be assumed or an equivalent option substituted by the successor corporation or a parent or subsidiary of the successor corporation. In the event that the successor corporation refuses to assume or substitute for the option, the Offering Period then in progress shall be shortened by setting a New Exercise Date. The New Exercise Date shall be before the date of Fiserv’s proposed sale or merger. The Board shall notify each participant in writing at least twenty-one (21) business days prior to the New Exercise Date that the Exercise Date for the participant’s option has been changed to the New Exercise Date and that the participant’s option shall be exercised automatically on the New Exercise Date, unless prior to such date the participant has withdrawn from the Offering Period as provided in Section 10 hereof.

19.	Amendment or Termination

a.    The Board may at any time and for any reason terminate or amend the Plan. Except as provided in Section 18, no such termination can affect options previously granted. Nevertheless, an Offering Period may be terminated by the Board on any Exercise Date if the Board determines that the termination of the Offering Period or the Plan is in the best interest of Fiserv and its shareholders. Except as provided in Section 18 and Section 19 hereof, no amendment may make any change in any option theretofore granted that adversely affects the rights of any participant. To the extent necessary to comply with Section 423 of the Code (or any other applicable law, regulation or stock exchange rule), Fiserv shall obtain shareholder approval in such a manner and to such a degree as required.

b.    Without shareholder approval or consent and without regard to whether any participant rights may be considered to have been “adversely affected,” the Board shall be entitled to change the Offering Periods, limit the frequency and/or number of changes in the amount withheld during an Offering Period, establish the exchange ratio applicable to amounts withheld in a currency other than U.S. dollars, permit payroll withholding in excess of the amount designated by a participant in order to adjust for delays or mistakes in the Company’s processing of properly completed withholding elections, establish reasonable waiting and adjustment periods and/or accounting and crediting procedures to ensure that amounts applied toward the purchase of Common Stock for each participant properly correspond with amounts withheld from the participant’s Compensation, and establish such other limitations or procedures as the Board determines in its sole discretion advisable, that are consistent with the Plan.

c.    In the event the Board determines that the ongoing operation of the Plan may result in unfavorable financial accounting consequences, the Board may, in its discretion and, to the extent necessary or desirable, modify or amend the Plan to reduce or eliminate such accounting consequences including, but not limited to:

i.    altering the Purchase Price for any Offering Period, including an Offering Period underway at the time of the change in Purchase Price;

ii.    shortening any Offering Period so that the Offering Period ends on a new Exercise Date, including an Offering Period underway at the time of the Board action; and

iii.    allocating shares.

Such modifications or amendments shall not require shareholder approval or the consent of any Plan participants.

d.    In the event the Board determines that the terms of the Plan or any option will not comply with the laws of a foreign jurisdiction applicable to Foreign Employees, the Board may modify or amend the Plan or any option to comply with such laws; provided that such amendments or modifications to the Plan or an option as applied to such Foreign Employees do not provide more favorable terms than are applied to Employees resident in the United States. Such modifications or amendments shall not require shareholder approval or the consent of any Plan participants.

20.	Notices

All notices or other communications by a participant to the Company under or in connection with the Plan shall be deemed to have been duly given when received in the form specified by the Company at the location, or by the person, designated by the Company for the receipt thereof.

21.	Conditions Upon Issuance of Shares

Shares shall not be issued with respect to an option unless the exercise of such option and the issuance and delivery of such shares pursuant thereto shall comply with all applicable provisions of law, domestic or foreign, including, without limitation, the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, the rules and regulations promulgated thereunder, and the requirements of any stock exchange upon which the shares may then be listed. As a condition to the exercise of an option, the Company may require the person exercising such option to represent and warrant at the time of any such exercise that the shares are being purchased only for investment and without any present intention to sell or distribute such shares if, in the opinion of counsel for Fiserv, such a representation is required by any of the aforementioned applicable provisions of law.

22.	Term of Plan

The Plan, as amended and restated, shall become effective on January 1, 2010. It shall continue in effect for a term of ten (10) years from such effective date unless sooner terminated under Section 19 hereof.

23.	No Employment Rights

The Plan does not, directly or indirectly, create in any Employee or class of Employees any right with respect to continuation of employment by the Company, and it may not be deemed to interfere in any way with the Company’s right to terminate, or otherwise modify, an Employee’s employment at any time.

24.	Effect of Plan

The provisions of the Plan, in accordance with its terms, will be binding upon, and inure to the benefit of, all successors of each Employee participating in the Plan including, without limitation, the Employee’s estate and the executors, administrators or trustees thereof, heirs and legatees, and any receiver, trustee in bankruptcy or representative of creditors of the Employee.

25.	Governing Law

The Plan will be construed, interpreted, applied and enforced in accordance with the laws of the State of Wisconsin, other than its laws regarding choice of laws, except to the extent that the state law is preempted by any federal law.

Fiserv, Inc.

255 Fiserv Drive

Brookfield, Wisconsin 53045

(262) 879-5000

Fiserv, Inc. is located in the Brookfield Lakes Corporate Center. It is approximately 25 minutes from Milwaukee General Mitchell International Airport and 20 minutes from downtown Milwaukee.

From Chicago, go north on I-94 to Milwaukee. After entering Wisconsin, you will pass through Racine and Kenosha counties. Approaching Milwaukee County, watch for the I-894 bypass. This is a left lane exit. After approximately nine miles, this bypass runs back into I-94; take the left lane exit for I-94 to Madison. The second exit, approximately 3 miles, is Moorland Road north.

From Milwaukee’s Mitchell International Airport, take I-94 north to Milwaukee. As you approach Milwaukee, take I-894 (bypass). This is a left lane exit. After approximately nine miles, this bypass runs back into I-94; take the left lane exit for I-94 to Madison. The second exit, approximately 3 miles, is Moorland Road north.

From Moorland Road, go north approximately 3/4 mile to Bluemound Road/Highway 18. Turn left (west) on Bluemound Road and continue approximately 1-1/2 miles, turning left at the stoplight into the entrance to Brookfield Lakes Corporate Center (you will see the Doubletree Hotel at this entrance).

Traveling from the west, exit I-94 at Bluemound Road/Highway 18. Go east on Bluemound Road approximately 1-1/2 miles, turning right at the stoplight into the entrance to Brookfield Lakes Corporate Center.

Once inside Brookfield Lakes, take Corporate Drive approximately 1/4 mile to Fiserv Drive and turn right. Fiserv Drive leads directly to the Fiserv headquarters.

FISERV, INC. 255 FISERV DRIVE BROOKFIELD, WI 53045

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Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

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Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY
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	For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
The Board of Directors recommends that you vote “For” the following.
1. Election of Directors	☐	☐	☐

Nominees

01 D. P. Kearney 2012 02 P. J. Kight 2012 03 J. W. Yabuki 2012

The Board of Directors recommends you vote FOR the following proposal(s).					For	Against	Abstain

2 To approve the Amended and Restated Fiserv, Inc. Employee Stock Purchase Plan.					☐	☐	☐

3 To ratify the selection of Deloitte & Touche LLP as our independent registered public accounting firm for 2009.					☐	☐	☐
Such other business as may properly come before the meeting or any adjournment thereof.
	Yes	No
Please indicate if you plan to attend this meeting	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date			Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials: The Notice & Proxy Statement, Form 10-K, Summary Annual Report is/are available at www.proxyvote.com.

FISERV, INC.

This proxy is solicited by the board of directors

Annual meeting of shareholders

5/20/2009

The undersigned hereby appoints JEFFERY W. YABUKI, DONALD F. DILLON, and CHARLES W. SPRAGUE as Proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote as designated below, all the shares of common stock of Fiserv, Inc. held of record by the undersigned on March 27, 2009, at the Annual Meeting of Shareholders to be held on May 20, 2009 and at any adjournment or postponement thereof, with like effect as if the undersigned were personally present and voting upon the following matters.

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder.

If no direction is made, this proxy will be voted (1) FOR the election of the indicated nominees as directors, (2) FOR the approval of the Amended and Restated Fiserv, Inc. Employee Stock Purchase Plan, and (3) FOR the ratification of the selection of Deloitte & Touche LLP as the registered independent public accounting firm of Fiserv, Inc. for 2009.

This proxy covers all shares for which the undersigned has the right to give voting instructions to Vanguard Fiduciary Trust Company, Trustee of the 401(k) Savings Plan of Fiserv, Inc. and Its Participating Subsidiaries (the “Plan”). This proxy, when properly executed, will be voted as directed. If voting instructions are not received by the proxy tabulator by 4:00 pm ET on May 15, 2009, the Plan’s Trustee will be deemed to have been instructed to vote your shares held in the Plan in the same proportion as the shares for which the Trustee has received timely instructions from others who do vote.

Continued and to be signed on reverse side